--------------------------------------------------------------------------------
                                                                     May 1, 1997

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

This Profile is a summary of some of the more important points that you should consider and know before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.

                              -------------------

1. THE DISCOVERY SELECT VARIABLE ANNUITY.

The Discovery Select Variable Annuity is a contract between you and Pruco Life Insurance Company that uses investment portfolios which accumulate cash value on a tax-deferred basis. This allows the variable annuity to combine the advantages of a tax-deferred investment with the flexibility and versatility of professionally managed portfolios to meet your long-term financial goals, such as retirement. Tax deferral simply means that you do not pay taxes on your investments' income, dividends and capital gains each year; instead, taxes are due when you take withdrawals or otherwise receive funds from the annuity. The results of tax-deferred compounding can grow your assets faster than it would in a similar taxable investment. In addition, your family receives the added protection of a guaranteed death benefit.

The Discovery Select Variable Annuity offers a diverse selection of money managers and variable investment options. Amounts that you allocate to a variable investment option will fluctuate in response to market forces. You can also select a fixed-rate option with a stipulated rate of interest for one year or a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. If you make a withdrawal or transfer prior to the maturity date of a market-value adjustment option, the value will be adjusted up or down or not at all, depending upon the difference in interest rates between the date when funds were allocated to the option and the date of the withdrawal or transfer.

The Discovery Select Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, you invest money in your Contract and earnings accumulate on a tax-deferred basis. Your earnings are based on the investment performance of the variable investment options and/or the interest rate earned on the fixed investment options to which your money is allocated. During the income phase you receive regular payments from your Contract. Among other factors, the growth of your Contract during the accumulation phase will determine the amount or duration of your payments during the income phase.

The automated withdrawal feature enables you to set up a regular income schedule on a monthly, quarterly, semiannual or annual basis without annuitizing your Contract. Of course, withdrawals are subject to tax and a 10% federal tax penalty may apply if you are under age 59 1/2.

2. PAYOUT PROVISIONS.

If you want to receive regular income from your Contract, you can choose one of these options: (1) equal installments for a fixed period; (2) monthly payments for your life with 120 payments certain;

--------------------------------------------------------------------------------

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

(3) certain other annuity options; or (4) we will hold an amount at a stated interest rate and pay the interest annually, semi-annually, quarterly or monthly. The interest payment option is not available for Contracts sold in connection with individual retirement annuities ("IRAs").

During the income phase you can only choose the above options to be payable on a fixed basis. Once you begin receiving regular payments, you cannot change your payment plan.

3. PURCHASING A DISCOVERY SELECT ANNUITY.

You can buy a Contract through your financial representative who can also help you complete the proper forms. You can buy a Contract with $10,000 or more. Additional payments of $1,000 or more may also be made during the accumulation phase. Restrictions apply to IRA Contracts.

4. INVESTMENT OPTIONS.

You can put your money in any or all of the investment options listed below:

THE PRUDENTIAL SERIES FUND, INC.

Advised by: Prudential
 Investment Corporation
  Money Market Portfolio                     Equity Income Portfolio
  Diversified Bond Portfolio                 Equity Portfolio
  High Yield Bond Portfolio                  Global Portfolio
  Stock Index Portfolio                      Prudential Jennison Portfolio
                                              (a growth portfolio)

AIM VARIABLE INSURANCE FUNDS, INC.         JANUS ASPEN SERIES
Advised by: Aim Advisors, Inc.             Advised by: Janus Capital Corporation
  AIM V.I. Growth and Income Fund            Growth Portfolio
  AIM V.I. Value Fund                        International Growth Portfolio

MFS VARIABLE INSURANCE TRUST               OCC ACCUMULATION TRUST
Advised by: Massachusetts Financial        Advised by: OpCap Advisors
 Services Company                            Small Cap Portfolio
  Emerging Growth Series                     Managed Portfolio (a balanced
  Research Series (a growth portfolio)        portfolio)

T. ROWE PRICE EQUITY SERIES, INC.
Advised by: T. Rowe Price                  T. ROWE PRICE INTERNATIONAL
 Associates, Inc.                           SERIES, INC.
  Equity Income Portfolio                  Advised by: Rowe Price-Fleming
                                            International, Inc.
WARBURG PINCUS TRUST                         International Stock Portfolio
Advised by: Warburg, Pincus
 Counsellors, Inc.
  Post-Venture Capital Portfolio
  (an aggressive growth portfolio)

Depending upon market fluctuations, you can make or lose money in any of these portfolios.

--------------------------------------------------------------------------------

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

You may also allocate money to the one year fixed-rate option which guarantees a stipulated rate of interest for a one-year period or to the Market-Value Adjustment (the "MVA") option which guarantees a stipulated rate of interest if held for a seven year period.

Each time you allocate or transfer money into either the fixed-rate option or the MVA option a new interest cell is established. The interest rate for an interest cell within the fixed-rate option is guaranteed for one year. During the interest rate period the value of each interest cell within the MVA option varies with changes in interest rates in the same way that the value of a bond changes. For example, if interest rates have risen since the interest cell was established, its value will have decreased. If you make a withdrawal or transfer prior to the end of the interest cell, the value of the MVA option will be adjusted up or down or not at all, depending upon the difference in the interest rates between the date when the interest cell was established and the date of withdrawal or transfer.

5. EXPENSES.

The Discovery Select Contract has the following cost-related product features, outlined below.

There is an administrative charge of $30 that is imposed on each Contract anniversary and at the time of a full withdrawal for Contracts of less than $50,000. We deduct insurance and expense charges which total 1.40% annually of the average daily value of your Contract allocated to the variable investment options. There are also investment charges imposed on Contracts with money allocated to the variable investment options which in fiscal year 1996 ranged from 0.40% to 1.40% annually of the average daily value of the investment portfolio. If applicable, you may be assessed a state premium tax which ranges from 0% to 5%, depending upon the state and whether the Contract is non-qualified or issued in connection with an IRA.

If you withdraw money in excess of the free withdrawal amount allowed in the Contract during the first 7 years of the Contract, a withdrawal charge is assessed. The charge is based upon the amount withdrawn and starts with 7% in the first year and decreases 1% each year until in the 8th and later years there is no charge.

The following chart will help you understand the charges in the Contract. The column "Total Annual Charges" shows the total of the $30 administrative charge (which is represented as .10%), the 1.40% insurance charges and the investment charges for each variable investment option. The next two columns show you examples of the charges, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in each investment option within the Contract earning 5% annually and that you withdraw your money (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Charges are assessed as well as the withdrawal charges. For year 10, the examples show the aggregate of all the annual charges assessed for the 10 years with no withdrawal charge. The premium tax is assumed to be 0% in both examples.

--------------------------------------------------------------------------------

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

                                                                                         TOTAL         TOTAL
                                                                                        ANNUAL        ANNUAL
                                              TOTAL         TOTAL                       CHARGES       CHARGES
                                             ANNUAL        ANNUAL         TOTAL        AT END OF     AT END OF
                                            INSURANCE     PORTFOLIO      ANNUAL         1 YEAR       10 YEARS
PORTFOLIO                                    CHARGES       CHARGES       CHARGES          (1)           (2)
--------------------------------------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND, INC.
  Money Market                                1.50%         0.44%         1.94%           $ 83          $231
  Diversified Bond                            1.50%         0.45%         1.95%           $ 82          $223
  High Yield                                  1.50%         0.63%         2.13%           $ 84          $244
  Stock Index                                 1.50%         0.40%         1.90%           $ 82          $219
  Equity Income                               1.50%         0.45%         1.95%           $ 82          $220
  Equity                                      1.50%         0.50%         2.00%           $ 83          $231
  Prudential Jennison                         1.50%         0.66%         2.16%           $ 84          $244
  Global                                      1.50%         0.92%         2.42%           $ 87          $267

AIM VARIABLE INSURANCE FUNDS, INC.
  AIM V.I. Growth and Income                  1.50%         0.78%         2.28%           $ 85          $254
  AIM V.I. Value                              1.50%         0.73%         2.23%           $ 85          $250

JANUS ASPEN SERIES
  Growth                                      1.50%         0.69%         2.19%           $ 85          $247
  International Growth                        1.50%         1.26%         2.76%           $ 90          $305

MFS VARIABLE INSURANCE TRUST
  Emerging Growth                             1.50%         1.00%         2.50%           $ 88          $279
  Research                                    1.50%         1.00%         2.50%           $ 88          $276

OCC ACCUMULATION TRUST
  Managed                                     1.50%         0.90%         2.40%           $ 87          $272
  Small Cap                                   1.50%         1.02%         2.52%           $ 88          $278

T. ROWE PRICE EQUITY SERIES, INC.
  Equity Income                               1.50%         0.85%         2.35%           $ 86          $265

T. ROWE PRICE INTERNATIONAL SERIES, INC.
  International Stock                         1.50%         1.05%         2.55%           $ 88          $281

WARBURG PINCUS TRUST
  Post-Venture Capital                        1.50%         1.40%         2.90%           $ 91          $314

The portfolio charges reflect any expense reimbursement or fee waiver that may be in effect. For more detailed information, see the Fee Table in the Prospectus for the Contract.

6. TAXES.

Earnings in your Contract are tax-deferred until you take them out. In addition, if money is taken out before age 59 1/2, there may be a 10% tax penalty assessed on the amount that is deemed to be income. In general, for tax purposes, if you take money out, earnings are deemed to be taken out first and are taxed as income. For Contracts sold in connection with IRAs, the entire distribution amount is generally considered taxable income.

7. ACCESS TO YOUR MONEY.

You can take money out at any time during the accumulation phase. Each year you can take up to 10% of your total purchase payments without any charge plus any charge-free amount still available from the immediately preceding Contract year. If you withdraw money in excess of the free withdrawal amount, a percentage of the amount you withdraw may be assessed a decreasing

--------------------------------------------------------------------------------

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

withdrawal charge during the first seven Contract years (7%-6%-5%-4%-3%-2%- 1%-0%). This charge will be waived for payment of the death benefit and under the Critical Care Access provision of the Contract, if applicable. A withdrawal may be subject to income tax and to a tax penalty.

8. PERFORMANCE.

The value of the Contract will fluctuate depending upon the performance of the investment option(s) you choose. From time to time, we may advertise total return figures for each variable investment option. As of the date of the Prospectus, we had offered the Contract for less than 1 full year, and therefore no performance information is presented here.

9. DEATH BENEFIT.

If you die during the accumulation phase, the person you have chosen as the beneficiary will receive a death benefit. The death benefit will be the greatest of three amounts: 1) the money you have put in the Contract less any money you have taken out including the related withdrawal charges; 2) the value of your Contract as of the date of due proof of death; and 3) the greatest value of your Contract calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. The death benefit will be subject to tax.

10. OTHER INFORMATION.

Free Look. You may return your Contract for a refund within 10 days after you receive it. Some states allow a longer period of time during which a Contract may be returned for a refund. Simply deliver or mail the Contract to the Prudential Annuity Service Center or to the representative who sold it to you. We will return your money or Contract value in accordance with applicable law and the Contract will be canceled. Special rules apply for Contracts issued in connection with IRAs.

Asset Allocation. An asset allocation program is available, at no cost, to assist you in determining how to allocate your purchase payments.

Dollar Cost Averaging. Dollar Cost Averaging allows you to have a regular amount of money automatically transferred from the fixed-rate option or one of the variable investment options into one or more variable investment options.

Auto-Rebalancing. Auto-rebalancing will help keep your investment in line with the investment mix you selected. We will maintain your allocation mix by adjusting your money between the selected variable investment options based on the percentage allocations that you choose. This will be done at specified intervals as elected by you.

Critical Care Access. Under certain circumstances, we will waive any administrative and withdrawal charges if you need to access your money while confined to a nursing home or hospital, or if you become terminally ill.

--------------------------------------------------------------------------------

                                     PROFILE
                   ------------------------------------------
                          PRUCO LIFE INSURANCE COMPANY
                   DISCOVERY SELECT VARIABLE ANNUITY CONTRACT
--------------------------------------------------------------------------------

11. INQUIRIES.

     If you need more information, please contact us at:

     PRUCO LIFE INSURANCE COMPANY
      213 Washington Street
      Newark, New Jersey 07102-2992
      (800) 445-4571

     If you need Contract owner services (such as changes in Contract information, inquiries as to Contract values, or to elect or modify Contract options) please contact us at:

     PRUDENTIAL ANNUITY SERVICE CENTER
      300 Columbus Circle
      Edison, New Jersey 08837
      1-888-PRU-2888 (toll free)

PROSPECTUS


MAY 1, 1997


PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT
VARIABLE ANNUITY CONTRACTS

PRUCO LIFE MARKET-VALUE ADJUSTMENT ANNUITY CONTRACTS

DISCOVERY SELECT


This prospectus describes the DISCOVERY SELECT(SM) Annuity Contract*, an individual variable annuity contract offered by Pruco Life Insurance Company ("Pruco Life", "we" or "us"), a stock life insurance company that is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential").


The Contract is purchased by making an initial payment of $10,000 or more. Additional payments of $1,000 or more may also be made. Following the deduction for any applicable taxes, the purchase payments may be allocated as you direct in one or more of the following ways.

o They may be allocated to one or more of nineteen subaccounts, each of which invests in one of the following portfolios of The Prudential Series Fund, Inc. (the "Prudential Series Fund") or other listed portfolios (collectively, the "Funds"):

                        THE PRUDENTIAL SERIES FUND, INC.

Money Market Portfolio        Stock Index Portfolio      Prudential Jennison Portfolio
Diversified Bond Portfolio    Equity Income Portfolio    Global Portfolio
High Yield Bond Portfolio     Equity Portfolio

                       AIM VARIABLE INSURANCE FUNDS, INC.
         AIM V.I. Growth and Income Fund               AIM V.I. Value Fund

              JANUS ASPEN SERIES                              MFS VARIABLE INSURANCE TRUST
Growth Portfolio    International Growth Portfolio      Emerging Growth Series  Research Series

            OCC ACCUMULATION TRUST                         T. ROWE PRICE EQUITY SERIES, INC.
    Managed Portfolio      Small Cap Portfolio                   Equity Income Portfolio

  T. ROWE PRICE INTERNATIONAL SERIES, INC.                       WARBURG PINCUS TRUST
       International Stock Portfolio                        Post-Venture Capital Portfolio

o They may be allocated to a fixed-rate option which guarantees a stipulated rate of interest for a one year period.


o They may be allocated to a market-value adjustment option which guarantees a stipulated rate of interest if held for a seven year period. The market-value adjustment option is not available to residents of Maryland, Oregon and Washington.


                                                          Continued on next page

                    ----------------------------------

PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE. IT IS ACCOMPANIED BY A CURRENT PROSPECTUS FOR EACH OF THE FUNDS. EACH OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND RETAINED FOR FUTURE REFERENCE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PRUCO LIFE INSURANCE COMPANY        PRUDENTIAL ANNUITY SERVICE CENTER
     213 Washington Street               300 Columbus Circle
     Newark, New Jersey 07102-2992       Edison, New Jersey 08837
                                         Telephone: 1-888-PRU-2888 (toll free)


*DISCOVERY SELECT is a service mark of Prudential.
DISSEL-1 Ed 5-97 Cat. No. 64M8836

Continued from front cover

The value allocated to the subaccounts will vary daily with the investment performance of those accounts. If amounts allocated to a market-value adjustment option are withdrawn or transferred prior to the expiration of the interest rate period, the contract value will be subject to a Market-Value Adjustment, which could result in receipt of more or less than the original amount allocated to that option. On the annuity date, the cash value will be applied to effect a fixed-dollar annuity. Upon annuitization, your participation in the investment options ceases. Prior to that annuity date, you may withdraw in whole or in part the cash value of the Contract.


This prospectus provides information a prospective investor should know before investing. Additional information about the Contract has been filed with the U.S. Securities and Exchange Commission in a Statement of Additional Information, dated May 1, 1997, which information is incorporated herein by reference, and is available without charge upon written request to Prudential Annuity Service Center, 300 Columbus Circle, Edison, New Jersey 08837, or by telephoning 1-888-PRU-2888 (toll free).


The accompanying prospectuses for the Funds and the related statements of additional information describe the investment objectives and risks of investing in the Funds. Additional Funds and subaccounts may be offered in the future.


The Contents of the Statement of Additional Information with respect to the Contract appear on page 25 of this prospectus.

                               PROSPECTUS CONTENTS
                                                                          Page
DEFINITIONS OF SPECIAL TERMS USED IN THIS PROSPECTUS ..................     1

FEE TABLE .............................................................     2

GENERAL INFORMATION ABOUT PRUCO LIFE, THE PRUCO LIFE FLEXIBLE
 PREMIUM VARIABLE ANNUITY ACCOUNT, AND THE INVESTMENT OPTIONS
 AVAILABLE UNDER THE CONTRACT .........................................     7
 Pruco Life Insurance Company .........................................     7
 Pruco Life Flexible Premium Variable Annuity Account .................     7
 The Funds ............................................................     7
 The Interest-Rate Investment Options And Investments by Pruco Life ...     9

DETAILED INFORMATION ABOUT THE CONTRACT ...............................    10
 Requirements for Issuance of a Contract ..............................    10
 Short-Term Cancellation Right or "Free Look" .........................    10
 Allocation of Purchase Payments ......................................    10
 Asset Allocation Program .............................................    10
 Cash Value ...........................................................    11
 Guaranteed Interest Rate Periods .....................................    11
 What Happens When an Interest Cell Reaches its Maturity Date? ........    11
 Transfers ............................................................    11
 Dollar Cost Averaging ................................................    12
 Auto-Rebalancing .....................................................    12
 Withdrawals ..........................................................    12
 Automated Withdrawals ................................................    13
 Market-Value Adjustment ..............................................    13
 Death Benefit ........................................................    13
 Valuation of a Contract Owner's Contract Fund ........................    13

CHARGES, FEES AND DEDUCTIONS ..........................................    14
 Premium Taxes and Taxes Attributable to Purchase Payments ............    14
 Administrative Charge ................................................    14
 Charge for Assuming Mortality and Expense Risks ......................    15
 Expenses Incurred by the Funds .......................................    15
 Withdrawal Charge ....................................................    15
 Transaction Charge ...................................................    15
 Critical Care Access .................................................    15

 Other Charges ........................................................    16

FEDERAL TAX STATUS ....................................................    16
 Diversification and Investor Control .................................    16
 Taxes Payable by Contract Owners .....................................    16
 Withholding. .........................................................    17
 Impact of Federal Income Taxes .......................................    18
 IRS Required Distributions on Death of Owner .........................    18

Contracts Used in Connection with Tax Favored Plans ..................    18
 IRAs .................................................................    19
 SEPs .................................................................    19

 Simple-IRAs ..........................................................    20

 TDAs .................................................................    20

 Minimum Distribution Option ..........................................    20
 Withholding on Tax Favored Plans .....................................    21

 Penalty for Early Withdrawals ........................................    21

 ERISA Disclosure .....................................................    21
 Additional ERISA Requirements ........................................    21

PAYOUT PROVISIONS .....................................................    22
 1. Annuity Payments for a Fixed Period ...............................    22
 2. Life Annuity with 120 Payments Certain ............................    22
 3. Interest Payment Option ...........................................    22
 4. Other Annuity Options .............................................    22

 Legal Considerations Relating to Sex-Distinct Annuity Purchase Rates .    23

OTHER INFORMATION .....................................................    23
 Misstatement of Age or Sex ...........................................    23
 Sale of the Contract and Sales Commissions ...........................    23
 Voting Rights ........................................................    23
 Substitution of Fund Shares ..........................................    24
 Ownership of the Contract ............................................    24
 Performance Information ..............................................    24
 Reports to Contract Owners ...........................................    24
 State Regulation .....................................................    25
 Experts ..............................................................    25
 Litigation ...........................................................    25
 Statement of Additional Information ..................................    25
 Additional Information ...............................................    26
 Financial Statements .................................................    26


ACCUMULATION UNIT VALUES ..............................................    27


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS ..................................    29

DIRECTORS AND OFFICERS ................................................    30

EXECUTIVE COMPENSATION ................................................    32

FINANCIAL STATEMENTS OF THE PRUCO LIFE FLEXIBLE PREMIUM
 VARIABLE ANNUITY ACCOUNT .............................................   A-1

CONSOLIDATED FINANCIAL STATEMENTS OF PRUCO LIFE INSURANCE
 COMPANY AND SUBSIDIARIES .............................................   B-1

MARKET-VALUE ADJUSTMENT FORMULA .......................................   C-1

                    DEFINITIONS OF SPECIAL TERMS USED IN THIS
                                   PROSPECTUS


ACCOUNT--See the Pruco Life Flexible Premium Variable Annuity Account (the "Account"), below.

ANNUITANT--The person or persons, designated by the Contract owner, upon whose life or lives monthly annuity payments are based after an annuity is effected.

ANNUITY CONTRACT--A contract designed to provide an annuitant with an income, which may be a lifetime income, beginning on the annuity date.

ANNUITY DATE--The date, specified in the Contract, when annuity payments begin.



CASH VALUE--The surrender value of the Contract, which equals the Contract Fund plus or minus any Market-Value Adjustments less any withdrawal charge and any administrative charge due upon surrender.

CHARGE-FREE AMOUNT--The amount of purchase payments in your Contract Fund that is not subject to a withdrawal charge.

CONTRACT ANNIVERSARY--The same day and month as the Contract date in each later year.


CONTRACT DATE--The date Pruco Life received the initial purchase payment and certain required documentation.


CONTRACT FUND--The total value attributable to a specific Contract representing amounts invested in all the subaccounts and in the interest-rate investment options.




CONTRACT OWNER--You. A person who purchases a DISCOVERY SELECT(SM) Contract and makes the purchase payments. The Contract may be owned by joint owners. An owner will usually also be an annuitant, but need not be. An owner has all rights in the Contract before the annuity date. Subject to certain limitations and requirements described in this prospectus, these rights include the right to make withdrawals or surrender the Contract, to designate and change the beneficiaries who will receive the proceeds at the death of the annuitant before the annuity date, to transfer funds among the investment options, and to designate a mode of settlement for the annuitant on the annuity date.


CONTRACT YEAR--A year that starts on the Contract Date or on a Contract anniversary.

FIXED-RATE OPTION--An investment option under which Pruco Life credits interest to the amount allocated at a guaranteed interest rate periodically declared in advance by Pruco Life but not less than 3%.

GUARANTEED INTEREST RATE--The effective annual interest rate credited during the interest rate period.

INTEREST CELL--A division of the interest-rate investment options which is established whenever you allocate or transfer money into an interest-rate investment option. The amount in the interest cell is credited with a guaranteed interest rate, declared in advance by Pruco Life and never less than 3%, if held for the duration of the cell's interest rate period.

INTEREST-RATE INVESTMENT OPTIONS--The fixed-rate option and the market-value adjustment option.

INTEREST RATE PERIOD--The period for which the guaranteed interest rate is credited.

MARKET-VALUE ADJUSTMENT--If amounts are withdrawn or transferred from a market-value adjustment option before the end of the interest rate period, a Market-Value Adjustment will occur. A Market-Value Adjustment may result in an increase, decrease or no change in the value of the money that was in the interest cell. For the formula used to calculate the adjustment, see MARKET-VALUE ADJUSTMENT FORMULA, on page C-1. With respect to residents of Pennsylvania only, see page C-4.

MARKET-VALUE ADJUSTMENT OPTION ("MVA OPTION")--An interest-rate investment option subject to a Market-Value Adjustment.

THE PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT (THE "ACCOUNT")--A separate account of Pruco Life registered as a unit investment trust under the Investment Company Act of 1940.

SUBACCOUNT--A division of the Account, the assets of which are invested in shares of the corresponding portfolio of the Funds.

VALUATION PERIOD--The period of time from one determination of the value of the amount invested in a subaccount to the next. Such determinations are made when the net asset values of the portfolios are calculated, which is generally at 4:15 p.m. New York City time on each day during which the New York Stock Exchange is open.

VARIABLE INVESTMENT OPTIONS--The subaccounts.

                                    FEE TABLE

CONTRACT OWNER TRANSACTION EXPENSES
Sales Charge Imposed on Purchase Payments .............................    None

Maximum Withdrawal Charge:
--------------------------------------------------------------------------------
                                            THE WITHDRAWAL CHARGE WILL BE EQUAL
FOR WITHDRAWALS DURING THE CONTRACT         TO THE FOLLOWING PERCENTAGE OF THE
         YEAR INDICATED                             AMOUNT WITHDRAWN*
--------------------------------------------------------------------------------
 First Contract Year                                       7%
 Second Contract Year                                      6%
 Third Contract Year                                       5%
 Fourth Contract Year                                      4%
 Fifth Contract Year                                       3%
 Sixth Contract Year                                       2%
 Seventh Contract Year                                     1%
 Eighth and Subsequent Contract Years                   No Charge
--------------------------------------------------------------------------------
     * The withdrawal charge is not imposed on any charge-free withdrawal amounts, withdrawals made under Critical Care Access, see page 15, or any amount used to provide income under the Life Annuity with 120 Payments Certain Option.

     There will be a reduction in such withdrawal charge in the case of contracts issued to Contract owners issue age 84 and older.

 Annual Contract Fee and Fee upon Full Withdrawal ....................    $30**

** This charge will be apportioned over all the accounts making up the Contract Fund as of the effective date of that deduction. Amounts apportioned to the two interest-rate investment options will reduce the interest cells on a FIFO (first in/first out) basis determined by the age of the cell. The charge will not be made upon withdrawals under Critical Care Access or if the Contract Fund is $50,000 or more.

TRANSFER CHARGE
Imposed only for transfers in excess of twelve transfers in
  a Contract year (excluding transfers in connection with dollar
  cost averaging and auto-rebalancing) ...............................    $25

SEPARATE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE CONTRACT FUND)

     ALL SUBACCOUNTS
     ---------------


     Mortality and Expense Risk Charge .................   1.25%


     Administrative Fee ................................   0.15%
                                                           ----

     Total Separate Account Annual Expenses ............   1.40%
                                                           ====

ANNUAL EXPENSES OF THE FUNDS
(AS A PERCENTAGE OF PORTFOLIO AVERAGE NET ASSETS)

                                                                        TOTAL FUND ANNUAL
                                          INVESTMENT      OTHER      EXPENSES (AFTER EXPENSE
                                        MANAGEMENT FEE   EXPENSES        REIMBURSEMENTS)
                                        --------------   --------   -----------------------
THE PRUDENTIAL SERIES FUND(1)
Money Market Portfolio ..............       0.40%          0.04%            0.44%

Diversified Bond Portfolio ..........       0.40%          0.05%            0.45%
High Yield Bond Portfolio ...........       0.55%          0.08%            0.63%
Stock Index Portfolio ...............       0.35%          0.05%            0.40%
Equity Income Portfolio .............       0.40%          0.05%            0.45%
Equity Portfolio ....................       0.45%          0.05%            0.50%
Prudential Jennison Portfolio .......       0.60%          0.06%            0.66%
Global Portfolio ....................       0.75%          0.17%            0.92%


                                                                        TOTAL FUND ANNUAL
                                          INVESTMENT      OTHER      EXPENSES (AFTER EXPENSE
                                        MANAGEMENT FEE   EXPENSES        REIMBURSEMENTS)
                                        --------------   --------   -----------------------


AIM VARIABLE INSURANCE FUNDS, INC.(2)
 AIM V.I. Growth and Income Fund .....       0.65%         0.13%            0.78%
 AIM V.I. Value Fund .................       0.64%         0.09%            0.73%

JANUS ASPEN SERIES(3)
 Growth Portfolio ....................       0.65%         0.04%            0.69%
 International Growth Portfolio ......       0.05%         1.21%            1.26%

MFS VARIABLE INSURANCE TRUST(4)
 Emerging Growth Series ..............       0.75%         0.25%            1.00%
 Research Series .....................       0.75%         0.25%            1.00%

OCC ACCUMULATION TRUST(5)
 Managed Portfolio ...................       0.80%         0.10%            0.90%
 Small Cap Portfolio .................       0.80%         0.22%            1.02%

T. ROWE PRICE (6)
 T. Rowe Price Equity Series, Inc.,
  Equity Income Portfolio ............       0.85%         0.00%            0.85%
 T. Rowe Price International Series,
  Inc., International Stock Portfolio.       1.05%         0.00%            1.05%

WARBURG PINCUS TRUST(7)
 Post-Venture Capital Portfolio ......       0.62%         0.78%            1.40%



The purpose of the foregoing tables is to assist Contract owners in understanding the expenses that they bear, directly or indirectly of the Pruco Life Flexible Premium Variable Annuity Account and the Funds. The expenses relating to the Funds (other than those in the Prudential Series Fund) have been provided to Pruco Life by the Funds and have not been independently verified by Pruco Life. See the sections on charges in this prospectus and the accompanying prospectuses for the Funds. The above tables do not include any taxes attributable to purchase payments nor any premium taxes. Currently, there is no deduction for such taxes at the time purchase payments are made, but in some states, a deduction is made when an annuity is effected.

(1) The Prudential Series Fund. With respect to The Prudential Series Fund portfolios, except for the Global Portfolio, Prudential reimburses a portfolio when its ordinary operating expenses, excluding taxes, interest, and brokerage commissions exceed 0.75% of the portfolio's average daily net assets. The amounts listed for the portfolios under "Other Expenses" are based on amounts incurred in the last fiscal year.

(2) AIM Variable Insurance Funds, Inc. AIM may from time to time voluntarily waive or reduce its respective fees. Fee waivers or reductions, other than those contained in the agreement with the adviser, may be modified or terminated at any time.

(3) Janus Aspen Series. The fees and expenses for the Janus Aspen Series Growth Portfolio and International Growth Portfolio in the table above are based on gross expenses before expense offset arrangements for the fiscal year ended December 31, 1996, net of fee waivers or reductions from Janus Capital. Janus Capital has agreed to reduce each Portfolio's advisory fee to the extent such fee exceeds the effective rate of the Janus retail fund corresponding to such Portfolio. Janus Capital may terminate this fee reduction or any of the expense limitations set forth herein at any time upon 90 days' notice to the Trustees of the Janus Aspen Series. The fees and expenses for the International Growth Portfolio have been restated to reflect the 1.25% expense limitation in effect from June 3, 1996 through April 30, 1998. Without fee waivers or reductions, the Management Fee, Other Expenses and Total Fund Annual Expenses would have been 0.79%, 0.04% and 0.83% for the Growth Portfolio and 1.00%, 1.21% and 2.21% for the International Growth Portfolio.

(4) MFS Variable Insurance Trust. The Adviser has agreed to bear expenses for each Series, subject to reimbursement by each Series, such that each Series' "Other Expenses" shall not exceed 0.25% of the average daily net assets of the Series during the current fiscal year. See "Information Concerning Shares of Each Series--Expenses." Otherwise, "Other Expenses" for the Emerging Growth Series and the Research Series would be 0.41% and 0.73%, respectively, and "Total Operating Expenses" would be 1.16% and 1.48%, respectively, for these Series.

(5) The annual expenses of OCC Accumulation Trust Portfolios (the "Portfolios") as of December 31, 1996 have been restated to reflect new management fee and expense limitation arrangements in effect as of May 1, 1996. Additionally, Other Expenses are shown gross of certain expense offsets afforded the Portfolios which effectively lowered overall custody expenses. Effective May 1, 1996, the expenses of the Portfolios were contractually limited by OpCap Advisors so that their respective annualized operating expenses (net of any expense offsets) do not exceed 1.25% of their respective average daily net assets. Furthermore, through December 31, 1997, the annualized operating expenses of the Managed and Small Cap Portfolios will be voluntarily limited by OpCap Advisors so that annualized operating expenses (net of any expense offsets) of these Portfolios do not exceed 1.00% of their respective average daily net assets. Without such contractual and voluntary expense limitations and without giving effect to any expense offsets, the Management Fees, Other Expenses and Total Portfolio Annual Expenses incurred for the fiscal year ended December 31, 1996 would have been:
 .80%, .10% and .90%, respectively, for the Managed Portfolio, and .80%, .26% and 1.06%, respectively, for the Small Cap Portfolio.

(6) T. Rowe Price Equity Series, Inc. and T. Rowe Price International Series, Inc. With respect to the T. Rowe Price Funds, the Investment Management Fees include the ordinary expenses of operating the Funds.

(7) Warburg Pincus Trust. With respect to the Warburg Pincus Trust Post-Venture Capital Portfolio, absent the anticipated waiver of fees by the Fund's investment adviser and co-administrator, the Investment Management Fee would equal 1.25%, Other Expenses would equal 0.82%, and Total Fund Annual Expenses would equal 2.07%. Other Expenses for the Fund are based on annualized estimates of expenses for the fiscal year ending December 31, 1997, net of any fee waivers or expense reimbursements. The investment adviser and co-administrator have undertaken to limit the Portfolio's Total Portfolio Operating Expenses to the limits shown in the table above through December 31, 1997.


EXAMPLES OF FEES AND EXPENSES

The following examples illustrate the cumulative dollar amount of all the above expenses that would be incurred on each $1,000 of your investment.

o    The examples assume a consistent 5% annual return on invested assets;

o The examples do not take into consideration any taxes attributable to purchase payments nor any premium taxes which may be payable at the time of annuitization or at the time of purchase payments;

For a term less than 10 years, the expenses shown in Table I describe applicable charges for the withdrawal of your entire Contract Fund or if you use your Contract Fund to effect an annuity assuming, in each case, that your Contract Fund is invested entirely in the designated portfolio. THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES; ACTUAL EXPENSES INCURRED IN ANY GIVEN YEAR MAY BE MORE OR LESS THAN THOSE SHOWN IN THE EXAMPLES.

TABLE I

If you withdraw your entire Contract Fund just prior to the end of the applicable time period or if you use your Contract Fund to effect an annuity at the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested. (Note: The 1, 3 and 5 Year columns reflect the imposition of the withdrawal charge; however, if you choose certain annuity options after the first year this charge will not be made. Where this is the case, the expenses shown in Table II below would be applicable. See Withdrawal Charge on page 15.)

                                              1 YEAR     3 YEARS    5 YEARS      10 YEARS
                                              ------     -------    -------      --------

The Prudential Series Fund
 Money Market Portfolio ...................    $83         $ 97       $122         $231
 Diversified Bond Portfolio ...............    $82         $ 95       $118         $223
 High Yield Bond Portfolio ................    $84         $101       $128         $244
 Stock Index Portfolio ....................    $82         $ 94       $116         $219
 Equity Income Portfolio ..................    $82         $ 94       $117         $220
 Equity Portfolio .........................    $83         $ 97       $122         $231
 Prudential Jennison Portfolio ............    $84         $101       $128         $244
 Global Portfolio .........................    $87         $108       $140         $267

AIM Variable Insurance Funds, Inc.
 AIM V.I. Growth And Income Fund ..........    $85         $106       $133         $254
 AIM V.I. Value Fund ......................    $85         $103       $131         $250

Janus Aspen Series
 Growth Portfolio .........................    $85         $102       $130         $247
 International Growth Portfolio ...........    $90         $117       $159         $305

MFS Variable Insurance Trust
 Emerging Growth Series ...................    $88         $109       $145         $279
 Research Series ..........................    $88         $119       $144         $276

OCC Accumulation Trust
 Managed Portfolio ........................    $87         $109       $142         $272
 Small Cap Portfolio ......................    $88         $111       $145         $278

T. Rowe Price
 T. Rowe Price Equity Series, Inc.,
  Equity Income Portfolio .................    $86         $107       $139         $265
 T. Rowe Price International Series, Inc.,
  International Stock Portfolio ...........    $88         $112       $147         $281

Warburg Pincus Trust
 Post-Venture Capital Portfolio ...........    $91         $122       $164         $314


TABLE II

If you do not withdraw any portion of your Contract Fund as of the end of the applicable time period, you would pay the following cumulative expenses on each $1,000 invested.

                                              1 YEAR     3 YEARS    5 YEARS      10 YEARS
                                              ------     -------    -------      --------

The Prudential Series Fund
 Money Market Portfolio ...................    $20         $62        $107        $231
 Diversified Bond Portfolio ...............    $19         $60        $103        $223
 High Yield Bond Portfolio ................    $21         $66        $113        $244
 Stock Index Portfolio ....................    $19         $59        $101        $219
 Equity Income Portfolio ..................    $19         $59        $102        $220
 Equity Portfolio .........................    $20         $62        $107        $231
 Prudential Jennison Portfolio ............    $21         $66        $113        $244
 Global Portfolio .........................    $24         $73        $125        $267

AIM Variable Insurance Funds, Inc.
 AIM V.I. Growth And Income Fund ..........    $22         $69        $118        $254
 AIM V.I. Value Fund ......................    $22         $68        $116        $250

Janus Aspen Series
 Growth Portfolio .........................    $22         $67        $115        $247
 International Growth Portfolio ...........    $27         $84        $144        $305

MFS Variable Insurance Trust
 Emerging Growth Series ...................    $25         $76        $130        $279
 Research Series ..........................    $25         $76        $129        $276

OCC Accumulation Trust
 Managed Portfolio ........................    $23         $74        $127        $272
 Small Cap Portfolio ......................    $24         $76        $130        $278

T. Rowe Price
 T. Rowe Price Equity Series, Inc., .......
  Equity Income Portfolio .................    $23         $72        $124        $265
 T. Rowe Price International Series, Inc.,
  International Stock Portfolio ...........    $25         $77        $132        $281

Warburg Pincus Trust
 Post-Venture Capital Portfolio ...........    $28         $87        $149        $314



Notice that in both of the above tables, the level of cumulative charges is identical for the 10 year column. This is because at that point there are no withdrawal charges taken by Pruco Life upon surrender or annuitization. Each year (and upon surrender), Pruco Life deducts a $30 fee with respect to a Contract having a Contract Fund valued less than $50,000. As of the date of this prospectus, no such annual charge has been collected, although the number of Contracts with initial purchase payments above and below $50,000 is known. The above Examples use as the annual Contract fee the average fee that would be derived if the $30 annual fee were assessed based on the value of the initial purchase payment for each Contract issued as of the date of this prospectus. This average fee is allocated to each of the subaccounts assuming a $19,000 average Contract Fund. Your actual fees will vary based on the amount of your Contract Fund and your specific allocation.

The required table of accumulation unit values, which sets out certain historical information about the value of interests in each subaccount, appears in the Appendix to this prospectus on Page 27.

                      GENERAL INFORMATION ABOUT PRUCO LIFE,
                         THE PRUCO LIFE FLEXIBLE PREMIUM
                        VARIABLE ANNUITY ACCOUNT, AND THE
                     INVESTMENT OPTIONS AVAILABLE UNDER THE
                                    CONTRACT

PRUCO LIFE INSURANCE COMPANY


Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York. These Contracts are not offered in any state in which the necessary approvals have not yet been obtained. Pruco Life is a wholly-owned subsidiary of Prudential, a mutual insurance company founded in 1875 under the laws of the State of New Jersey. As of December 31, 1996, Prudential has invested over $442 million in Pruco Life in connection with Pruco Life's organization and operation. Prudential intends from time to time to make additional capital contributions to Pruco Life as needed to enable it to meet its reserve requirements and expenses in connection with its business. Prudential is under no obligation to make such contributions and its assets do not back the benefits payable under the Contract. Pruco Life's consolidated financial statements appear on page B-1 and should be considered only as bearing upon Pruco Life's ability to meet its obligations under the Contracts.


PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

The Pruco Life Flexible Premium Variable Annuity Account (the "Account") was established on June 16, 1995 under Arizona law as a separate investment account. The Account meets the definition of a "separate account" under federal securities laws. Pruco Life is the legal owner of the assets in the Account and is obligated to provide all benefits under the Contracts. Pruco Life will at all times maintain assets in the Account with a total market value at least equal to the reserve and other liabilities relating to the variable benefits attributable to the Account. These assets are segregated from all of Pruco Life's other assets and may not be charged with liabilities which arise from any other business Pruco Life conducts. In addition to these assets, the Account's assets may include funds contributed by Pruco Life to commence operation of the Account and may include accumulations of the charges Pruco Life makes against the Account. From time to time these additional assets will be transferred to Pruco Life's general account. Before making any such transfer, Pruco Life will consider any possible adverse impact the transfer might have on the Account.

The Account is registered with the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the management or investment policies or practices of the Account. For state law purposes, the Account is treated as a part or division of Pruco Life. There are currently nineteen subaccounts within the Account which invest in corresponding portfolios of the Funds available under the Contracts. There are additional subaccounts which invest in other portfolios of the Prudential Series Fund which are not available under the Contracts. Additional subaccounts may be added in the future. Pursuant to the terms of the Contract, Pruco Life has the right to modify unilaterally the Contract to limit the number and/or type of funds. The Account's financial statements begin on page A-1.

THE FUNDS

The following is a list of each Fund, its investment objectives and its investment adviser:

THE PRUDENTIAL SERIES FUND, INC.

MONEY MARKET PORTFOLIO. The maximum current income that is consistent with stability of capital and maintenance of liquidity through investment in high-quality short-term debt obligations. There are no assurances that this portfolio will maintain a stable net asset value.

DIVERSIFIED BOND PORTFOLIO. A high level of income over the longer term while providing reasonable safety of capital through investment primarily in readily marketable intermediate and long-term fixed income securities that provide attractive yields but do not involve substantial risk of loss of capital through default.

HIGH YIELD BOND PORTFOLIO. Achievement of a high total return through investment in high yield/high risk fixed income securities in the medium to lower quality ranges.

STOCK INDEX PORTFOLIO. Achievement of investment results that correspond to the price and yield performance of publicly traded common stocks in the aggregate by following a policy of attempting to duplicate the price and yield performance of the Standard & Poor's 500 Composite Stock Price Index.

EQUITY INCOME PORTFOLIO. Both current income and capital appreciation through investment primarily in common stocks and convertible securities that provide favorable prospects for investment income returns above those of the Standard & Poor's 500 Composite Stock Price Index or the New York Stock Exchange Composite Index.

EQUITY PORTFOLIO. Capital appreciation through investment primarily in common stocks of companies, including major established corporations as well as smaller capitalization companies, that appear to offer attractive prospects of price appreciation that is superior to broadly-based stock indices. Current income, if any, is incidental.

PRUDENTIAL JENNISON PORTFOLIO. Long-term growth of capital through investment primarily in equity securities of established companies with above-average growth prospects. Current income, if any, is incidental.

GLOBAL PORTFOLIO. Long-term growth of capital through investment primarily in common stock and common stock equivalents of foreign and domestic issuers. Current income, if any, is incidental.

Prudential is the investment advisor for the assets of each of the portfolios of the Prudential Series Fund. Prudential has a Service Agreement with its wholly-owned subsidiary The Prudential Investment Corporation ("PIC"), which provides that, subject to Prudential's supervision, PIC will furnish investment advisory services in connection with the management of the Prudential Series Fund. In addition, Prudential has entered into a Subadvisory Agreement with its wholly-owned subsidiary Jennison Associates Capital Corp. ("Jennison"), under which Jennison furnishes investment advisory services in connection with the management of the Prudential Jennison Portfolio.

AIM VARIABLE INSURANCE FUNDS, INC.

AIM V.I. GROWTH AND INCOME FUND. The Fund's investment objective is to seek growth of capital, with current income as a secondary objective.

AIM V.I. VALUE FUND. The Fund's investment objective is to achieve long-term growth of capital by investing primarily in equity securities judged by A I M Advisors, Inc. to be undervalued relative to the current or projected earnings of the companies issuing the securities, or relative market values of assets owned by the companies issuing the securities or relative to the equity market generally. Income is a secondary objective and would be satisfied principally from the income (interest and dividends) generated by the common stocks, convertible bonds and convertible preferred stocks that make up the Fund's portfolio.

A I M Advisors, Inc., serves as the investment adviser to the AIM V.I. Value Fund and the AIM V.I. Growth and Income Fund.

JANUS ASPEN SERIES

GROWTH PORTFOLIO. A diversified portfolio that seeks long-term growth of capital by investing primarily in common stocks, with an emphasis on companies with larger market capitalizations.

INTERNATIONAL GROWTH PORTFOLIO. A diversified portfolio that seeks long-term growth of capital by investing primarily in common stocks of foreign issuers.

Janus Capital Corporation is the investment adviser to the Growth Portfolio and the International Growth Portfolio and is responsible for the day-to-day management of the portfolios and other business affairs of the portfolios.

MFS VARIABLE INSURANCE TRUST

EMERGING GROWTH SERIES. This Series seeks to provide long-term growth of capital. Dividend and interest income from portfolio securities, if any, is incidental to the Series' investment objective of long-term growth of capital.

RESEARCH SERIES. The Research Series' investment objective is to provide long-term growth of capital and future income.

Massachusetts Financial Services Company, a Delaware corporation, is the investment adviser to each MFS Series.

OCC ACCUMULATION TRUST (FORMERLY KNOWN AS QUEST FOR VALUE ACCUMULATION TRUST)

MANAGED PORTFOLIO. Growth of capital over time through investment in a portfolio consisting of common stocks, bonds and cash equivalents, the percentages of which will vary based on management's assessments of relative investment.

SMALL CAP PORTFOLIO. Capital appreciation through investment in a diversified portfolio of equity securities of companies with market capitalizations of under $1 billion.

OpCap Advisors (formerly known as Quest for Value Advisors, the "OCC Manager") is responsible for management of the OCC Accumulation Trust's business. Pursuant to the investment advisory agreement with the OCC Accumulation Trust, and subject to the authority of the Board of Trustees, the OCC Manager supervises the investment operation of the Managed Portfolio and the Small Cap Portfolio, furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities and provides certain administrative services for the OCC Accumulation Trust.

T. ROWE PRICE

T. ROWE PRICE EQUITY SERIES, INC., EQUITY INCOME PORTFOLIO. The fund's objective is to provide substantial dividend income as well as long-term capital appreciation through investment in common stocks of established companies.

T. ROWE PRICE INTERNATIONAL SERIES, INC., INTERNATIONAL STOCK PORTFOLIO. The fund's objective is long-term growth of capital through investment primarily in common stocks of established, non-U.S. companies.

T. Rowe Price Associates, Inc. is the Investment Manager for the Equity Income Portfolio and Rowe Price-Fleming International, Inc. is the Investment Manager for the International Stock Portfolio.

WARBURG PINCUS TRUST

POST-VENTURE CAPITAL PORTFOLIO. Seeks long-term growth of capital by investing primarily in equity securities of issuers in their post-venture capital stage of development and pursues an aggressive investment strategy.

The Warburg Pincus Trust employs Warburg, Pincus Counsellors, Inc. as investment adviser and Abbott Capital Management, L.P. as its sub-investment adviser with respect to a portion of the Post-Venture Capital Portfolio allocated to private limited partnerships or other investment funds.

Further information about the Fund portfolios can be found in the accompanying prospectuses for each Fund.

The investment advisors with respect to the various funds charge a daily investment management fee as compensation for their services, as set forth in the table beginning on page 2 and as more fully described in the prospectus for each Fund.

It is conceivable that in the future it may become disadvantageous for both variable life insurance and variable annuity contract separate accounts to invest in the same underlying mutual fund. Although neither the companies which invest in the Funds, nor the Funds currently foresees any such disadvantage, the Funds' Boards intend to monitor events in order to identify any material conflict between variable life insurance and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. This might force a Fund to sell securities at disadvantageous prices. Material conflicts could result from such things as: (1) changes in state insurance law;
(2) changes in federal income tax law; (3) changes in the investment management of any portfolio of the Funds; or (4) differences between voting instructions given by variable life insurance and variable annuity contract owners.

Pruco Life will be compensated by an affiliate of each of the Funds (other than those in the Prudential Series Fund) based upon an annual percentage of the average assets held in the Fund by Pruco Life under the Contracts. These percentages vary by Fund, and reflect administrative and other services provided by Pruco Life.

A FULL DESCRIPTION OF THE FUNDS, THEIR INVESTMENT OBJECTIVES, MANAGEMENT, POLICIES, AND RESTRICTIONS, THEIR EXPENSES, THE RISKS ATTENDANT TO INVESTMENT THEREIN, AND ALL OTHER ASPECTS OF THEIR OPERATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUSES FOR EACH FUND AND IN THE RELATED STATEMENTS OF ADDITIONAL INFORMATION, WHICH SHOULD BE READ IN CONJUNCTION WITH THIS PROSPECTUS. THERE IS NO ASSURANCE THAT THE INVESTMENT OBJECTIVES WILL BE MET.

THE INTEREST-RATE INVESTMENT OPTIONS AND INVESTMENTS BY PRUCO LIFE

Purchase payments invested in the interest-rate investment options do not result in participation in the investment gains or losses of any designated portfolio of investments as is the case for payments invested in the variable investment options. The amounts invested in the interest-rate investment options are credited with interest at rates guaranteed by Pruco Life. All of Pruco Life's assets stand behind those guarantees.

Assets of Pruco Life must be invested in accordance with requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

                     DETAILED INFORMATION ABOUT THE CONTRACT

REQUIREMENTS FOR ISSUANCE OF A CONTRACT

The minimum initial purchase payment is $10,000. Any purchase payments in excess of $2 million require prior approval of Pruco Life. The Contract may generally be issued on proposed annuitants below the age of 86. Contracts purchased in connection with Individual Retirement Annuity plans (IRAs) will generally be issued to annuitants below the age of 70. However, IRA Contracts may be issued up to age 80 provided that the Minimum Distribution Option or other appropriate IRS election is made. Before issuing any Contract, we require submission of certain information. Following our review of the information and approval of issuance, a Contract will be issued that sets forth precisely your rights and Pruco Life's obligations. You may thereafter make additional payments of $1,000 or more, but there is no obligation to do so.


The Contract Date will be the date the initial purchase payment and required information in good order are received at the Prudential Annuity Service Center. The initial purchase payment is credited to the Contract Fund as of the Contract Date. If the initial purchase payment that you submit is not accompanied by all the information we need to issue the Contract, we will contact you to get the needed information. If we cannot obtain all the needed information within five business days after receipt, we will either return your initial purchase payment or get your consent to retaining it until we have received all the necessary information. If the current underwriting requirements are not met and the issuance of the Contract is not approved, the purchase payment will promptly be returned. Pruco Life reserves the right to change these requirements on a non-discriminatory basis.


SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK"


You can cancel the Contract within 10 days after receiving it (or whatever greater period is required in your state). A refund may be requested by mailing or delivering the Contract to the representative who sold it or to the Prudential Annuity Service Center. You will receive whatever your Contract is worth as of the day we receive your request plus or minus the market-value adjustment with respect to any values in the MVA option. This may be more or less than your original payments. Some states require that we return your payments, less any previous withdrawals. If this Contract was purchased as an IRA, and you exercise this cancellation right, the purchase payments or the total value of the Contract Fund (whichever is greater) will be refunded to you.


ALLOCATION OF PURCHASE PAYMENTS


You determine how the initial purchase payment will be allocated among the subaccounts and interest-rate investment options by specifying the desired allocation on the application form for the Contract. You may choose to allocate nothing to a particular subaccount or interest-rate option. Unless you tell us otherwise, subsequent purchase payments will be allocated in the same proportions as the most recent purchase payment made (unless that was a purchase payment you directed us to allocate on a one time-only basis). Subsequent purchase payments are credited to the Contract Fund as of the end of the valuation period in which a proper request is received at the Prudential Annuity Service Center. You may change the way in which subsequent purchase payments are allocated by providing Pruco Life with proper written instruction or by telephoning the Prudential Annuity Service Center, once you have provided the appropriate identification to effect a telephone transfer. See TRANSFERS, page 11.


ASSET ALLOCATION PROGRAM


An Asset Allocation Program is available to assist you in determining how to allocate your purchase payments. If you choose to participate in the program, your registered representative will provide you with an investor profile questionnaire. Based on your answers to the questionnaire, a software program, designed by Prudential with the assistance of Ibbotson Associates, will identify an asset allocation model that is appropriate for investors that have investment objectives, risk tolerance and time horizons comparable to yours. The Asset Allocation Program is available at no charge to you. You are under no obligation to participate in the program or to invest according to the program recommendations. You may ignore, in whole or in part, the investment allocations provided by the program.


The Asset Allocation Program is intended as an aid in making your purchase payment allocations. It is not a guarantee of investment return and there can be no assurance that any portfolio will attain its investment objectives. You should consider reviewing your investor profile questionnaire annually, and each time your investor profile changes.

CASH VALUE


The cash value of the Contract is the amount you will receive if you withdraw all of your Contract Fund. It is equal to the value of the Contract Fund plus or minus any applicable Market-Value Adjustment of all amounts in MVA option interest cells and minus any applicable withdrawal and administrative charges. A withdrawal will generally have federal income tax consequences, which could include tax penalties. You should consult with a tax adviser before making a withdrawal. See Withdrawals, on page 12 and FEDERAL TAX STATUS, on page 16.


GUARANTEED INTEREST RATE PERIODS

Pruco Life determines the effective guaranteed annual interest rate ("guaranteed interest rate") that is available at any given time for the one year fixed-rate option and for the MVA option. This is the rate that the portion of the Contract Fund allocated to that option will earn throughout each interest rate period. The rates change frequently and you may learn what rate[s] are available from your Pruco Life representative. When you select an interest-rate investment option, your payment will be allocated to an interest rate cell and the interest rate will then not change until the cell's maturity date. Interest will be added to the amount in the cell daily at a rate that will provide the guaranteed effective yield over the period of one year.

Although the guaranteed interest rates offered may change, the minimum guaranteed interest rate will never be less than an effective annual rate of 3%.

WHAT HAPPENS WHEN AN INTEREST CELL REACHES ITS MATURITY DATE?

On each maturity date, we will offer an election to transfer the amount maturing into either of the available interest-rate investment options or the subaccounts. A Market-Value Adjustment will not be made if this is done within the first 30 days after an interest cell within the MVA option matures. Any amount that you transfer into the same interest-rate investment option during the 30-day period will receive the appropriate rate for that option, effective as of the maturity date. Amounts that you withdraw or transfer into a variable investment option or into a different interest-rate investment option during the 30-day period will receive interest for the period between the maturity date and the date of withdrawal or transfer at the declared renewal rate for the matured cell (i.e. as if you had taken no action within the 30-day period) and will be effective on the date Pruco Life receives your request. If you do not make an election to transfer within the 30-day period following the maturity date, the amount maturing will ordinarily be transferred into a new interest cell of the same duration as the maturing cell at the prevailing interest rate. The transfer date will be the maturity date.

TRANSFERS

You may transfer out of an investment option into any combination of other investment options available under the Contract. The transfer request may be in dollars, such as a request to transfer $1,000 from one subaccount to another, or may be in terms of a percentage reallocation among subaccounts. You may make transfers by proper written notice to the Prudential Annuity Service Center, or by telephone, once you have provided appropriate identification to effect a telephone transfer.

You will automatically be enrolled to use the Telephone Transfer System. Pruco Life has adopted procedures designed to ensure that requests by telephone are genuine. We will not be held liable for following telephone instructions that we reasonably believe to be genuine. We cannot guarantee that you will be able to get through to complete a telephone transfer during peak periods such as periods of drastic economic or market change.

Transfers will take effect as of the end of the valuation period in which a proper transfer request is received at the Prudential Annuity Service Center. Transfers out of an interest cell in the fixed-rate option are permitted only during the 30-day period following its maturity date. Amounts transferred from a Market-Value Adjustment Option interest cell may be subject to a Market-Value Adjustment if the transfer is not made in the 30-day period following the maturity date of the interest cell.


The Contract was not designed for professional market timing organizations or other organizations or individuals using programed, large or frequent transfers. A pattern of exchanges that coincides with a "market timing" strategy may be disruptive to the Funds and will be discouraged. If such a pattern were to be found, we may be required to modify the transfer procedures, including but not limited to, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner.

You may make up to 12 transfers a year without charge. Thereafter, Pruco Life will assess a charge of $25 for each subsequent transfer during that Contract year. See TRANSACTION CHARGE, page 15. Dollar Cost Averaging and Auto-Rebalancing transfers do not count towards the 12 transfers per year that can be made without charge.

DOLLAR COST AVERAGING

Additionally, an administrative feature called Dollar Cost Averaging ("DCA") is available to Contract owners. This feature allows you to transfer amounts out of the fixed-rate option or one of the variable investment options (designated as the "DCA account") and into one or more other variable investment options. Transfers may be in specific dollar amounts or percentages of the amount in the DCA account at the time of the transfer. If the DCA account balance drops below $250, the entire remaining balance of the account will be transferred on the next transfer date. You may ask that transfers be made monthly, quarterly, semi-annually or annually. You can add to the DCA account at any time. Initial transfers must be at least 3% of the DCA account. These amounts are subject to change at Pruco Life's discretion. Any transfers made pursuant to DCA are not counted in determining the number of transfers subject to the transfer charge.

Each automatic transfer will take effect as of the end of the valuation period in monthly, quarterly, semi-annual or annual intervals as designated by you based on the date the DCA account was established provided the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a transfer date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Automatic transfers will continue until the amount in the DCA account has been transferred, or until you notify us and we process a change in allocation or cancellation of the feature.

AUTO-REBALANCING

This Contract offers another investment technique that you may find attractive. The Auto-Rebalancing feature allows you to automatically rebalance subaccount assets at specified intervals based on percentage allocations that you choose. For example, suppose your initial investment allocation of variable investment options A and B is split 40% and 60%, respectively. Then, due to investment results, that split changes. You may instruct that those assets be rebalanced to your original or different allocation percentages. Auto-Rebalancing can be performed on a one-time basis or periodically, as you choose. You may select that rebalancing occur in monthly, quarterly, semi-annual or annual intervals based on your Contract year. Rebalancing will take effect as of the end of the valuation period in the intervals you specify and will continue at those intervals until you notify us otherwise. If the New York Stock Exchange is not open on the rebalancing date, the transfer will take effect as of the end of the valuation period which immediately follows that date. Any transfers made pursuant to Auto-Rebalancing are not counted in determining the number of transfers subject to the transfer charge. The interest-rate investment options cannot participate in this administrative feature. In addition, you should not include the DCA account as one of the subaccounts to be rebalanced.

WITHDRAWALS


You may at any time before the annuity date make a withdrawal from the Contract Fund of all or part of the cash value of the Contract. However, Pruco Life's consent will be required for a partial withdrawal if the amount requested is less than $500. For federal income tax purposes, withdrawals from Contracts other than IRAs are considered to have been made first from investment income. See TAXES PAYABLE BY CONTRACT OWNERS, page 16.

You may specify from which investment options you would like the withdrawal processed. The withdrawal amount may be specified as a dollar amount or as a percentage of the Contract Fund. If you do not specify from where you would like the withdrawal processed, a partial withdrawal will be withdrawn proportionally from all investment options. Within the interest-rate investment options, we will take the withdrawal first from the oldest eligible interest cell or cells. A Market-Value Adjustment may apply. See MARKET-VALUE ADJUSTMENT, page 13.

Only amounts withdrawn from purchase payments (including full withdrawals) are subject to a withdrawal charge. For purposes of determining withdrawal charges, withdrawals are considered as having been made first from purchase payments. See WITHDRAWAL CHARGE, page 15. The withdrawal will be effected as of the end of the valuation period in which a proper withdrawal request is received at the Prudential Annuity Service Center.


Pruco Life will generally pay the amount of any withdrawal, less any required tax withholding, within 7 days after we receive a properly completed withdrawal request. We will adjust the Contract Fund to reflect any applicable sales and/or administrative charge and Market-Value Adjustment. We may delay payment of any withdrawal allocable to the subaccount[s] for a longer period if the disposal or valuation of the Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC or the SEC declares that an emergency exists. With respect to the amount of any withdrawal allocable to the interest-rate investment options, we expect to pay the withdrawal promptly upon request.

AUTOMATED WITHDRAWALS


Pruco Life also offers an Automated Withdrawal feature which enables you to receive periodic withdrawals in monthly, quarterly, semi-annual or annual intervals. Withdrawals will be processed as of the end of the valuation period in the intervals you specify and will continue at those intervals until you notify us otherwise. If the New York Stock Exchange is not open on the processing date, the withdrawal will be processed as of the end of the valuation period which immediately follows that date. Withdrawals may be made from a designated investment option or proportionally from all investment options. Withdrawals may be expressed as a specified dollar amount or as a percentage of the Contract Fund. Market-Value adjustments may apply, and withdrawal charges may apply if the withdrawals in any Contract year exceed the charge-free amount. The minimum automated withdrawal amount is $250. An automated withdrawal will generally have federal income tax consequences, which could include tax penalties. See FEDERAL TAX STATUS, on page 18.


MARKET-VALUE ADJUSTMENT

An amount transferred or withdrawn from an MVA option before its maturity date will be subject to a Market-Value Adjustment.

The amount of the Market-Value Adjustment depends upon the difference between the guaranteed interest rate for the interest cell from which the withdrawal or transfer is being made and the interest rate being declared on the date of the withdrawal or transfer by Pruco Life for interest rate periods approximately equal to one year longer than the time remaining until the maturity date of the interest cell. Pruco Life may not always offer MVA options at all durations. Rates for intermediate durations not currently offered will be declared as often as rates for durations which are offered. Such declared rates will be determined in a manner consistent with the offered rates, but reflecting the different investment horizon of the intermediate duration. If you specify your withdrawal or transfer as a dollar amount, the Market-Value Adjustment may increase or decrease the amount remaining in the MVA option. If you request the withdrawal or transfer as a percentage of the Contract Fund, the Market-Value Adjustment may increase or decrease the amount being withdrawn or transferred. If the current declared rate is higher than the guaranteed rate, there will be a decrease. If the current declared rate is lower than the guaranteed rate, there will be an increase. The adjustment--whether up or down--will never be greater than 40% of each amount subject to the adjustment. For a more precise description of how the Market-Value Adjustment is determined, and an example of how it affects the amount remaining after a partial withdrawal, see MARKET-VALUE ADJUSTMENT FORMULA on page C-1. With respect to residents of Pennsylvania only, see page C-4.

DEATH BENEFIT


If the last surviving or sole annuitant dies prior to the annuity date, Pruco Life will, upon receipt of all of the information necessary to make the payment (including due proof of death and election of a payment option), pay a death benefit to the beneficiary designated by the Contract owner. The death benefit will equal the greatest of: (1) the Contract Fund as of the date of due proof of death; (2) the sum of all invested purchase payments made less total withdrawals made (including withdrawal charges); and (3) the greatest of the Contract Fund values calculated on every third Contract anniversary reduced by all subsequent withdrawals and withdrawal charges. If the Contract owner dies, and is not the last surviving or sole annuitant, this death benefit is not applicable. For a discussion of the required distribution rules, See TAXES PAYABLE BY CONTRACT OWNERS, page 16.


The beneficiary may receive this amount in one sum or under a payout option. Unless the beneficiary has been irrevocably designated, you may change the beneficiary at any time. If the annuitant dies after he or she has begun to receive annuity payments, the death benefit, if any, will be determined by the type(s) of payout provisions then in effect.

If the annuitant was the sole owner of the Contract, the annuitant's spouse was the sole beneficiary, and the spouse had an unrestricted right to receive the death benefit in one sum, then the spouse has the right to continue the Contract as annuitant and owner.

VALUATION OF A CONTRACT OWNER'S CONTRACT FUND

The value of your Contract Fund is the sum of your interests in the variable investment options and in the interest-rate investment options. The portion of the Contract Fund allocated to the Account is the sum of the interests in each subaccount. The values are measured in Units, for example, Money Market Units, Diversified Bond Units or High Yield Bond Units. Every purchase payment made by an owner is converted into Units of the subaccount or subaccounts selected by dividing the amount of the purchase payment by the Unit Value for the subaccount to which that amount has been allocated. The value of these Units changes each valuation period to reflect the investment results, expenses, and charges of the subaccount and the corresponding Fund. Further detail about Units is contained in the Statement of Additional Information.

There is, of course, no guarantee that your Contract Fund will increase or that it will not fall below the amount of your total purchase payments. However, Pruco Life guarantees a minimum interest rate of 3% a year on that portion of the Contract Fund allocated to the interest-rate investment options. Excess interest on payments allocated to the interest-rate investment options may be credited in addition to the guaranteed interest rate. A Market-Value Adjustment may apply to amounts held in the MVA option, which could reduce effective annual yields below the guaranteed interest rate levels.

                          CHARGES, FEES AND DEDUCTIONS

PREMIUM TAXES AND TAXES ATTRIBUTABLE TO PURCHASE PAYMENTS


A charge may be deducted for premium taxes and any taxes attributable to purchase payments. For these purposes, "premium taxes and taxes attributable to purchase payments" shall include any state or local premium taxes and any federal premium taxes and any federal, state or local income, excise, business or any other type of tax (or component thereof) measured by or based upon the amount of premium received by Pruco Life. If Pruco Life pays a state or local tax at the time purchase payments are made, the deduction will be made at the time based on the applicable rate. Currently, no such deduction is made from purchase payments in any state. In some states, however, Pruco Life pays a premium tax when an annuity is effected. In those states, the tax will be deducted at that time. The tax rates currently in effect in those states that impose a tax range from 0% to 5%. Pruco Life also reserves the right to deduct from each purchase payment a charge up to a maximum of 0.3% for federal income taxes measured by premiums in those states where approval has been obtained. Currently, no such charge is being made in any state.


ADMINISTRATIVE CHARGE

There is an administrative charge to reimburse Pruco Life for the expenses incurred in administering the Contracts. This includes such things as issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. This charge is deducted daily from the assets in each of the variable subaccounts and is equivalent to an effective annual rate of 0.15% (.00041065% daily). There will be an additional charge of $30 annually and upon surrender on Contracts with less than $50,000 in the Contract Fund. This $30 charge will be apportioned over all investment options making up the Contract Fund as of the effective date of that deduction.

CHARGE FOR ASSUMING MORTALITY AND EXPENSE RISKS

A deduction is made daily from the assets of each of the variable investment options to reimburse Pruco Life for assuming the risk that our estimates of longevity and of the expenses we expect to incur over the lengthy periods that the Contract may be in effect will turn out to be incorrect. The charge is made daily at an annual rate of 1.25% (.00340349% daily) of the assets held in the subaccounts. This charge is not assessed against amounts allocated to the interest-rate investment options.

EXPENSES INCURRED BY THE FUNDS

The charges and expenses of the Funds are indirectly borne by the Contract owners. Detail about investment management fees and other underlying fund expenses are provided in the fee table and in the accompanying prospectuses for the Funds and the related statements of additional information.

WITHDRAWAL CHARGE

A withdrawal charge may be made upon full or partial withdrawals. The charge compensates Pruco Life for paying all of the expenses of selling and distributing the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn.


Withdrawals are deemed to be made first from purchase payments and then from earnings. A portion of the purchase payments to be withdrawn in any Contract year may be withdrawn without the imposition of any charge. That amount is referred to as the "charge-free amount". It is equal to 10% of the total of all purchase payments plus any charge-free amount still available from the immediately preceding Contract year. An example of how the charge-free amount and the withdrawal charge are determined is given on page C-1 as part of the example of how the Market-Value Adjustment works.


If your withdrawal of purchase payments exceeds the charge-free amount and it is made within the first seven Contract years, a percentage charge will be applied. The withdrawal charge is based on Contract Date and not deposit date. The following table sets forth the rates that apply:

--------------------------------------------------------------------------------
                                             THE WITHDRAWAL CHARGE WILL BE EQUAL
FOR WITHDRAWALS DURING THE CONTRACT          TO THE FOLLOWING PERCENTAGE OF THE
       YEAR INDICATED                                AMOUNT WITHDRAWN*
--------------------------------------------------------------------------------
First Contract Year                                         7%
Second Contract Year                                        6%
Third Contract Year                                         5%
Fourth Contract Year                                        4%
Fifth Contract Year                                         3%
Sixth Contract Year                                         2%
Seventh Contract Year                                       1%
Eighth and Subsequent Contract Years                     No Charge
--------------------------------------------------------------------------------
* SUBJECT TO CHARGE-FREE AMOUNT DESCRIBED ABOVE.
--------------------------------------------------------------------------------


No withdrawal charge is made upon a withdrawal used to effect an annuity under the Life Annuity with 120 Payments Certain option. See PAYOUT PROVISIONS, page
22. Pruco Life may reduce or eliminate the amount of the withdrawal charge when the Contract is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the Contract or a prospective purchaser already has a relationship with Pruco Life or its affiliates.


Contracts issued to annuitants aged 84 or older are subject to a reduced withdrawal charge. The withdrawal charge will never be greater than permitted by applicable law or regulation.



TRANSACTION CHARGE

There is a charge of $25 for each transfer you make after the first 12 (excluding DCA and Auto-Rebalancing transfers) in a Contract year. The charge is taken pro-rata from the investment options from which the transfer is made. Any affected MVA option cells will not undergo a Market-Value Adjustment as a result of this processing.

CRITICAL CARE ACCESS

All or part of any withdrawal and annual administrative charges associated with a full or partial withdrawal, or any withdrawal charge due on the annuity date, will be waived following the receipt of due proof that the annuitant or (if applicable) last surviving co-annuitant has been confined to an eligible nursing home or hospital for a period of at least 3 months or a physician has certified that the annuitant or co-annuitant is terminally ill (i.e., has 6 months or less to live).


OTHER CHARGES


The Account is not a separate taxpayer for purposes of the Code. The earnings of the Account are taxed as part of the operations of Pruco Life. No charge is currently being made against the Account for company federal income taxes (excluding any charge for taxes attributable to premiums). Pruco Life will review the question of a charge to the Account for company federal income taxes periodically. Such a charge may be made in future years for any company federal income taxes that would be attributable to the Account.

Under current law, Pruco Life may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not significant and they are not charged against the Account. If there is a material change in the applicable state or local tax laws, the imposition of any such taxes upon Pruco Life that are attributable to the Account may result in a corresponding charge against the Account.



                               FEDERAL TAX STATUS


The following discussion is based on current law and interpretations which may change. The discussion is general in nature. It is not intended as tax advice. Nor does it consider any applicable state or other tax laws. A qualified tax adviser should be consulted for complete information and advice. The following rules do not generally apply to annuity contracts held by or for non-natural persons (e.g., corporations) or to contracts held under tax-favored retirement plans. Where a Contract is held by a non-natural person, unless the Contract owner is a nominee or agent for a natural person (or in other limited circumstances), the Contract will generally not be treated as an annuity for tax purposes, and increases in the value of the Contract will be subject to current tax.


DIVERSIFICATION AND INVESTOR CONTROL

Section 817(h) of the Internal Revenue Code (the "Code") provides that the underlying investments for a variable annuity must satisfy certain diversification requirements. For further detail on diversification requirements, see DIVIDENDS, DISTRIBUTIONS, AND TAXES in the accompanying prospectus for the Prudential Series Fund.

IRS regulations issued to date do not provide guidance concerning the extent to which Contract owners may direct their investments to particular subaccounts of a separate account without causing the Contract owners instead of Pruco Life to be considered the owners of the underlying assets. Such guidance will be included in regulations or revenue rulings under Section 817(d) relating to the definition of a variable contract. The ownership rights under the Contract are similar to, but different in certain respects from, those addressed by the Internal Revenue Service in Rulings in which it was determined that Contract owners were not owners of separate account assets. For example, a Contract owner has the choice of more Funds, including Funds with similar broad investment strategies and different investment managers, and may be able to reallocate amounts between subaccounts more frequently than in such rulings. While Pruco Life believes it will be considered the owner of the Account assets, these differences could result in a Contract owner being considered the owner of the Account assets. Because of this uncertainty, Pruco Life reserves the right to make such changes as it deems necessary to assure that the Contract qualifies as an annuity for tax purposes. Any such changes will apply uniformly to affected Contract owners and will be made with such notice to affected Contract owners as is feasible under the circumstances.

TAXES PAYABLE BY CONTRACT OWNERS

Under current law, Pruco Life believes that the Contract will be treated as an annuity for federal income tax purposes and that the issuing insurance company, Pruco Life, and not the Contract owner, will be treated as the owner of the underlying investments for the Contract. Accordingly, generally no tax should be payable by any Contract owner as a result of any increase in the value of the Contract until money is received by him or her. It is important, however, to consider how amounts that are received will be taxed.

The Code provides generally that amounts withdrawn by a Contract owner from his or her Contract, before annuity payments begin, will be treated for tax purposes as being first withdrawals of investment income, rather than withdrawals of purchase payments, until all investment income has been withdrawn.

To the extent assignment is authorized by the Contract, the assignment or pledge of (or agreement to assign or pledge) any portion of the value of the Contract for a loan will be treated as a withdrawal subject to these rules.

Amounts withdrawn before annuity payments begin which represent a distribution of investment income will be taxable as ordinary income and may, under certain circumstances, be subject to a penalty tax. For non-qualified Contracts, amounts which represent a withdrawal of purchase payments will not be taxable as ordinary income or subject to a penalty tax. For non-qualified Contracts, those used in connection with favored plans. Moreover, all annuity contracts issued by the same company (and affiliates) to the same Contract owner during any calendar year shall be treated as one annuity contract for purposes of determining whether an amount is subject to tax under these rules.

Different tax rules apply to your receipt of annuity payments. For Contracts other than those used in connection with tax favored plans, a portion of each annuity payment you receive under a Contract will be treated as a partial return of your purchase payments and will not be taxable. The remaining portion of the annuity payment will be taxed as ordinary income. Exactly how an annuity payment is divided into taxable and non-taxable portions depends upon the period over which annuity payments are expected to be received, which in turn is governed by the form of annuity selected and, where a lifetime annuity is chosen, by the life expectancy of the annuitant. Annuity payments which are received after the annuitant recovers the full amount of the purchase payments will be fully includible in income. Should annuity payments cease on account of the death of the annuitant before purchase payments have been fully recovered, the annuitant, on his or her last tax return (or in certain cases the beneficiary) is allowed a deduction for the unrecovered amount.

The Code provides that any amount received under an annuity contract which is included in income may be subject to a penalty tax. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include withdrawals: (1) made on or after the Contract owner reaches age 59 1/2; (2) made on or after the death of the Contract owner; (3) attributable to the Contract owner becoming disabled within the meaning of Code section 72(m)(7); (4) in the form of level annuity payments made not less frequently than annually under a lifetime annuity; (5) allocable to investment in the Contract before August 14, 1982; (6) under a qualified funding asset (defined by Code section 130(d)); or (7) under an immediate annuity contract (within the meaning of section 72(u)(4)).


If the 10% penalty tax does not apply to a withdrawal by reason of the exception for withdrawals in the form of a level annuity (clause (4) above), but the series of payments is modified (other than by reason of death or disability), either (a) before the end of the 5-year period beginning with the first payment and after the Contract Owner reaches age 59 1/2, or (b) before the Contract Owner attains age 59 1/2, the Contract Owner's tax for the year of the modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral period.

Where a contract is issued in exchange for a Contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the Contract. Consult a tax advisor for information regarding these rules.


Election of the interest payment option is not considered an annuity payment for tax purposes. Accordingly, unless the Contract is held by an individual retirement annuity, such election will cause investment income under the Contract to be taxable.


Generally, the same tax rules apply to amounts received by the beneficiary as those set forth above with respect to the Contract owner. The election of an annuity payment option may defer taxes otherwise payable upon the receipt of a lump sum death benefit. Certain minimum distribution requirements apply in the case where the owner dies. See IRS REQUIRED DISTRIBUTIONS ON DEATH OF OWNER, page 18.


In addition, a transfer of the Contract to or the designation of a beneficiary who is either 37 1/2 years younger than the Contract owner or a grandchild of the Contract owner may have Generation Skipping Transfer tax consequences under section 2601 of the Code.


Certain transfers of a Contract for less than full consideration, such as a gift, will trigger tax on the investment income in the Contract. This rule does not apply to certain transfers between spouses or incident to divorce. See OWNERSHIP OF THE CONTRACT, page 24.


WITHHOLDING

Generally, unless you elect to the contrary, the portion of any amounts you receive under your Contract that are attributable to investment income will be subject to withholding to meet federal income tax obligations. The rate of withholding on annuity payments made to you will be determined on the basis of the withholding certificate you may file with Pruco Life. If you do not file such a certificate, you will be treated, for purposes of determining your withholding rate, as a married person with three exemptions. The rate of withholding on all other payments made to you under your Contract, such as amounts you receive upon withdrawals, will be 10%. Thus, if you fail to elect that Pruco Life not do so, it will withhold from withdrawal by, or annuity payment to, you the appropriate percentage of the amount of the payment that constitutes investment income and hence is taxable. Pruco Life will provide you with forms and instructions concerning your right to elect that no amount be withheld from payments to you. If you elect not to have withholding made, you are liable for payment of federal income taxes on the taxable portion of the distribution. You may be subject to penalties under the estimated tax payment rules if your withholding and estimated tax payments are not sufficient. If you do not provide a social security number or other taxpayer identification number, you will not be permitted to elect out of withholding. Special withholding rules apply for nonresident aliens. Generally, there will be no withholding for taxes until you actually receive payments under your Contract.

IMPACT OF FEDERAL INCOME TAXES

In general, if you expect to accumulate savings over a relatively long period of time without making significant withdrawals, there should be tax advantages, regardless of your tax bracket, in purchasing a Contract rather than, for example, a mutual fund with a similar investment policy and approximately the same level of expected investment results. This is because little or no income taxes are incurred by you or by Pruco Life while you hold the Contract and it is generally advantageous to defer the payment of income taxes, so that the investment return is compounded without any deduction for income taxes. The advantage may be considerably greater if you decide to liquidate your investment in the form of monthly annuity payments after your retirement, and even more so if your income, and your tax rate, are lower at that time than they were during your working years.

IRS REQUIRED DISTRIBUTIONS ON DEATH OF OWNER

If the Contract owner dies before the entire interest in the Contract is distributed, the value of the Contract must be distributed to the designated beneficiary as described in this section so that the Contract qualifies as an annuity under the Internal Revenue Code. If the death occurs on or after the annuity date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If the death occurs before the annuity date, the entire interest in the Contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by the designated beneficiary and if annuity payments begin within 1 year of the owner's death, the value of the Contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. The owner's designated beneficiary is the person to whom ownership of the Contract passes by reason of death, and must be a natural person. Special additional rules apply to Contracts issued in conjunction with plans subject to Section 457 of the Code. For Contracts purchased in connection with a tax favored plan where the owner's spouse is the beneficiary, annuity payments need only begin on or before April 1 of the calendar year following the calendar year in which the owner would have attained age 70 1/2 or in some instances the remaining interest in the Contract may be rolled over to an IRA owned by the spouse.

If any portion of the Contract owner's interest is payable to (or for the benefit of) the surviving spouse of the owner, such portion of the Contract may be continued with the surviving spouse as the owner. This rule does not apply to Contracts issued in connection with tax favored plans other than IRAs.


CONTRACTS USED IN CONNECTION WITH TAX FAVORED PLANS


Currently, the Contract may be purchased for use in connection with individual retirement accounts or annuities ("IRAs") which are subject to Sections 408(a) and 408(b) of the Code. At some time in the future, we may allow the Contract to be purchased in connection with other retirement arrangements which are entitled to favorable federal income tax treatment ("tax favored plans"). These include: simplified employee pension plans ("SEPs") under Section 408(k) of the Code, saving incentive match plans for employees-IRA ("SIMPLE-IRAs") under Section 408(p) of the Code, and tax deferred annuities under Section 403(b) of the Code ("TDAs"). Such plans, accounts, and annuities must satisfy certain requirements of the Code in order to be entitled to the federal income tax benefits accorded to these plans. A discussion of these requirements is beyond the scope of this prospectus, and it is assumed that such requirements are met with respect to a Contract purchased for use in connection with a tax favored plan.


In general, assuming the requirements and limitations of the Code provisions applicable to the particular type of tax favored plan involved are satisfied, purchase payments (other than after-tax employee payments) under the

Contract will be deductible (or not includible in income) up to certain amounts each year and federal income tax will not be imposed on the investment income and realized gains of the subaccounts in which the purchase payments have been invested until a distribution is received. Persons contemplating the purchase of a Contract in connection with a tax favored plan should consult their tax advisor before purchasing a Contract for such purposes.

The comments which follow concerning specific tax favored plans are intended merely to call attention to certain of their features. No attempt has been made to discuss in full the tax ramifications involved or to offer tax advice. As suggested above, a qualified tax advisor should be consulted for advice and answers to any questions.

IRAS


Because the Contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to an IRA (generally, $2,000), a Contract may be purchased as a Section 408(b) IRA only in connection with a "rollover" of the proceeds of a qualified plan, TDA or IRA. The Code permits persons who are entitled to receive certain qualifying distributions from a qualified pension or profit-sharing plan described in Section 401(a) or 403(a), TDA, or an IRA, to directly rollover or make, within 60 days, a tax-free "rollover" of all or any part of the amount of such distribution to an IRA which they establish. Additionally, the spouse of a deceased employee may roll over to an IRA certain distributions received by the spouse from a qualified pension or profit-sharing plan, TDA or IRA on account of the employee's death. Once the Contract has been purchased, regular IRA contributions will be accepted to the extent permitted by law. However, if regular IRA contributions are made, the Funds in the Contract cannot be used as a conduit IRA and may not later be placed in another plan that is qualified under Sections 401(a), 403(a) or 403(b) of the Code.

In order to qualify as an IRA under Section 408(b) of the Code, a Contract (or an endorsement made a part of the Contract) must contain certain additional provisions: (1) the owner of the Contract must be the annuitant, except when a transfer is made to a former spouse in accordance with a divorce decree as provided in Section 408(d)(6) of the Code; (2) the rights of the owner cannot be forfeitable; (3) the Contract may not be sold, assigned, discounted or pledged for any purpose to any person except Pruco Life; (4) except in the case of a "rollover" contribution, the annual premium may not exceed $2,000; (5) generally, the annuity date may be no later than April 1 of the calendar year following the calendar year in which the annuitant attains age 70 1/2; and (6) annuity and death benefit payments must satisfy certain minimum distribution requirements. Contracts issued as Section 408(b) IRAs will conform to such requirements.

In general, the full amount distributed from an IRA (and not properly rolled over to another IRA) is subject to federal income tax and to the withholding rules described above. A 10% early distribution penalty applies to distributions made before the Contract owner reaches age 59 1/2, subject to exceptions (1) -
(4) above (see TAXES PAYABLE BY CONTRACT OWNERS on page 16). If the owner borrows against the IRA or engages in certain prohibited transactions, the Contract ceases to qualify as an IRA and the full amount is deemed to be distributed. In addition, any amount pledged as security for a loan is deemed to be distributed. Payments generally must begin by April 1 of the calendar year following attainment of age 70 1/2 and are subject to certain minimum distribution requirements.



SEPS

Under a SEP, annual employer contributions to an IRA established by an employee are not includible in income up to the lesser of $30,000 or 15% of the employee's earned income (excluding the employer's contribution to the SEP). In addition, a SEP must satisfy certain minimum participation requirements and contributions may not discriminate in favor of highly compensated employees. Contracts issued as Section 408(b) IRAs established under a SEP must satisfy the requirements described above for a Section 408(b) IRA.

Certain SEP arrangements are permitted to allow employees to elect to reduce their salaries by as much as $9,500 (in 1996) and have their employer make contributions on their behalf to the SEP. These arrangements, called salary reduction SEPs, are available only if the employer maintaining the SEP has 25 or fewer employees and at least 50% of the eligible employees elect to make salary reduction contributions. Other limitations may reduce the permissible contribution level for highly compensated employees. New salary reduction SEPs may not be established after 1996.

In accordance with IRS regulations, persons who purchase a Contract used as an IRA, including one established under a SEP arrangement, are given disclosure material prepared by Pruco Life. The material includes this prospectus, a copy of the Contract, and a brochure containing information about eligibility, contribution limits, tax consequences, and other particulars concerning IRAs. The regulations require that such persons be given a free look after making an initial contribution in which to affirm or reverse their decision to participate. Therefore, within the free look a person may cancel his or her Contract by notifying Pruco Life in writing, and Pruco Life will refund all of the purchase payments under the Contract or, if greater, the amount credited under the Contract (less any bonus) computed as of the valuation period that Pruco Life receives the notice for cancellation. See SHORT-TERM CANCELLATION RIGHT OR "FREE LOOK", page 10.

SIMPLE-IRAS

Under a SIMPLE-IRA, an employee can elect to contribute up to $6,000 (in 1997, indexed) per year to an IRA. Employer contributions are also provided as either a match (up to 3% of compensation) or 2% nonelective contribution. These contributions are not taxable until withdrawn, and are fully vested. Distributions are generally taxed under the rules applicable to IRAs. SIMPLE-IRAs are not subject to the general nondiscrimination rules and simplified reporting rules apply.

To qualify for a SIMPLE-IRA, the employer may employ no more than 100 employees (on a controlled group basis) who received at least $5,000 in compensation from the employer in the preceding year, and may not maintain other employer-sponsored retirement plans to which contributions were made or benefits accrued.


TDAS

Section 403(b) of the Code permits employers and employees of Section 501(c)(3) tax-exempt organizations and public educational organizations to make, subject to certain limitations, contributions to an annuity in which the employee's rights are nonforfeitable (commonly referred to as a "tax deferred annuity"). The amounts contributed under a TDA and increments thereon are not taxable as income until distributed as annuity income or otherwise. Generally, contributions to a TDA may be made through a salary reduction arrangement up to a maximum of $9,500. However, under certain special rules, the limit could be increased as much as $3,000. In addition, the Code permits certain total distributions from a TDA to be "rolled over" to another TDA or IRA. Certain partial distributions from a TDA may be "rolled over" to an IRA.

An annuity contract will not qualify as a TDA, unless under such contract distributions from salary reduction contributions and earnings thereon (other than distributions attributable to assets held as of December 31, 1988) may be paid only on account of attainment of age 59-1/2, severance of employment, death, total and permanent disability and, in limited circumstances, hardship. (Such hardship withdrawals are permitted, however, only to the extent of salary reduction contributions and not earnings thereon.) The Section 403(b)(11) withdrawal restrictions referred to above do not apply to the transfer of all or part of a Contract owner's interest in his or her Contract among the available investment options offered by Pruco Life or to the direct transfer of all or part of the Contract owner's interest in the Contract to a Section 403(b) tax-deferred annuity contract of another insurance company or to a mutual fund custodial account under Section 403(b)(7) of the Code.

In imposing the restrictions on withdrawals as described above, Pruco Life is relying upon a no-action letter dated November 28, 1988 from the Chief of the Office of Insurance Products and Legal Compliance of the SEC to the American Council of Life Insurance.


Employer contributions are subject generally to the same coverage, minimum participation and nondiscrimination rules applicable to qualified pension and profit-sharing plans. Distributions from a TDA generally must commence by April 1 of the calendar year following the later of the calendar year in which the employee: (i) attains age 70 1/2; or (2) retires. Distributions must satisfy minimum distribution requirements similar to those that apply to qualified plans generally.


MINIMUM DISTRIBUTION OPTION


A Minimum Distribution Option is available under IRAs and certain other tax favored plans. This option enables the owner to satisfy IRS minimum distribution requirements without having to annuitize or cash surrender the Contract. Distributions from tax favored plans generally must begin by April 1 of the calendar year following the later of the calendar year in which the employee:
(1) attains age 70 1/2; or (2) retires (part 2 is not applicable to IRAs). The owner can select either a "calculation" or "recalculation" method to determine the minimum distribution payout. Pruco Life will send the owner a check for the minimum distribution amount less any partial withdrawals made during the year. Pruco Life's calculations are based on the cash value of this Contract, the calculation method chosen and the owner's age as specified on the application. Other calculation methods may be available for an owner/spouse combination. If the owner has other tax favored accounts, he or she will be responsible for taking the minimum distribution from each.

WITHHOLDING ON TAX FAVORED PLANS


Certain distributions from qualified retirement plans and 403(b) annuities will be subject to mandatory 20% federal income tax withholding unless the distribution is an eligible rollover distribution that is "directly" rolled over into another qualified plan, 403(b) annuity or IRA. Unless the Contract owner elects to the contrary, the portion of any taxable amounts received under the Contract will be subject to withholding to meet federal income tax obligations. The rate of withholding on annuity payments where mandatory withholding is not required will be determined on the basis of the withholding certificate filed by the Contract owner with Pruco Life. For annuity payments not subject to mandatory withholding, if no such certificate is filed, the Contract owner will be treated, for purposes of determining the withholding rate, as a married person with three exemptions. The rate of withholding on all other payments made under the Contract, such as amounts received upon withdrawals, will be 10%. Thus, if the Contract owner fails to elect that there be no withholding, Pruco Life will withhold from every withdrawal or annuity payment the appropriate percentage of the amount of the payment that is taxable. Pruco Life will provide the Contract owner with forms and instructions concerning the right to elect that no amount be withheld from payments. Recipients who elect not to have withholding made are liable for payment of federal income taxes on the taxable portion of the distribution. All recipients may be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient. Contract owners who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Generally, there will be no withholding for taxes until payments are actually received under the Contract.

PENALTY FOR EARLY WITHDRAWALS

A 10% penalty tax will generally apply to the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (25% penalty in certain situations),
Section 403(b) annuity, and qualified retirement plan before age 59 1/2. Limited exceptions are provided, such as where amounts are paid in the form of a qualified life annuity, upon death of the employee, to pay certain medical expenses, or in certain instances disability or upon separation from service on or after the attainment of age 55.


ERISA DISCLOSURE

The Employee Retirement Income Security Act of 1974 ("ERISA") prevents a fiduciary and other "parties in interest" with respect to a pension or profit-sharing plan from receiving any benefit from any party dealing with the plan as a result of the sale of the Contract (other than benefits that would otherwise be provided in the plan).


Administrative exemptions issued by the Department of Labor under ERISA permit transactions between insurance agents and qualified pension and profit sharing plans under Section 401(a) and 403(a) of the Code and with SEPs or IRAs. To be able to rely on the exemptions certain information must be disclosed to the plan fiduciary purchasing the insurance contract. The information that must be disclosed includes the relationship between the agent and the insurer, a description of any charges, fees, discounts, penalties or adjustments that may be imposed in connection with the purchase, holding, exchange or termination of the Contract, as well as the commissions received by the agent. Information about any applicable charges, fees, discounts, penalties or adjustments may be found under CHARGES, FEES AND DEDUCTIONS, page 14. Information about sales representatives and commissions may be found under SALE OF THE CONTRACT AND SALES COMMISSIONS, page 23. Additional information relevant for qualified plan or IRA investment may be found in the Contract and accompanying documentation. In addition to disclosure, other conditions apply to the use of the exemption. For example, a plan fiduciary may not be a partner or employee of Prudential representative making the sale. The fiduciary must not be a relative of the representative (including spouse, direct descendant, spouse of a direct descendant, ancestor, brother, sister, spouse of a brother or sister). The representative may not be an employee, officer, director or partner of either the independent fiduciary or the employer establishing the plan. No relative of the representative may: (1) control, directly or indirectly, the corporation establishing or maintaining the plan; (2) be either a partner with a 10% or more interest in the partnership or the sole proprietor establishing or maintaining the plan; or (3) be an owner of a 5% or more interest in a Subchapter S Corporation establishing or maintaining the plan. In addition, no affiliate (including relatives) of the representative may be a trustee, administrator or a fiduciary with written authority to acquire, manage or dispose of the assets of the plan.


ADDITIONAL ERISA REQUIREMENTS

If your retirement arrangement is part of a plan governed by ERISA, additional requirements such as spousal consent to distributions may be necessary. Consult the terms of your retirement arrangement.

                                PAYOUT PROVISIONS

The Contract can be annuitized any time after the end of the first Contract year. Upon the annuity date, the cash value of the Contract will be converted into a fixed-dollar annuity payable to the annuitant[s] named in the Contract. If two annuitants are named in the Contract, you may decide how much of the amount is to be applied for each annuitant and under which form[s] of annuity. If the Contract is not large enough to produce an initial monthly payment of $50 (which may be less in some states), you will be paid the cash value in a single sum. There is no minimum required monthly payment in New Jersey.

When you choose to annuitize, all amounts held in the investment options will be withdrawn. An amount equal to the premium tax, if any, imposed by the state in which the Contract Owner resides is then deducted (unless deducted earlier). Many states do not impose a premium tax. In other states the tax ranges from 0% to 5% of the amount applied to effect an annuity. See PREMIUM TAXES AND TAXES ATTRIBUTABLE TO PURCHASE PAYMENTS, page 14. Some local jurisdictions also impose a tax. The amount remaining is applied to effect an annuity. This amount becomes part of Pruco Life's general account.



The amount of the monthly payments will depend upon the amount applied and the table of rates set forth in the Contract which we guarantee will be used even if longevity has significantly improved since the Contract date. If Pruco Life is offering more favorable rates at that time, then those rates will be used.


The annuity will be in one of the forms listed below. All the annuity options under this Contract are fixed annuity options. Your participation in the variable investment options ceases when the annuity is effected. Unless we consent to a later date, an annuity must begin no later than the Contract anniversary coinciding with or next following the annuitant's 90th birthday (or the younger annuitant's if there are two annuitants named in the Contract). We will then make payments to the annuitant on the first day of each period determined by the form of annuity selected. Unless applicable law states otherwise, if you have not selected an annuity option to take effect by the annuity date, the Interest Payment Option (see below) will become effective then. Special rules apply in the case of a Contract issued in connection with an IRA.

1. ANNUITY PAYMENTS FOR A FIXED PERIOD


Payments will be made to the annuitant during his or her lifetime for up to 25 years. Payments may be in monthly, quarterly, semi-annual, or annual installments. If the annuitant dies during the annuity certain period, unless you designate otherwise, the beneficiary will receive a lump sum payment. The amount of the lump sum payment is determined by discounting each remaining unpaid payment at the interest rate used to compute the actual payments. If the payments were based on the table of rates set forth in the Contract, the interest rate used is 3 1/2% a year.


2. LIFE ANNUITY WITH 120 PAYMENTS CERTAIN


Payments will be made to the annuitant monthly during his or her lifetime. If the annuitant dies before the 120th monthly payment is due, monthly annuity payments do not continue to the beneficiary designated by the annuitant unless he or she so selects. Instead, the present value of the remaining unpaid installments, up to and including the 120th monthly payment, is payable to the beneficiary in one sum. In calculating the present value of the unpaid future payments, we will discount each such payment at the interest rate used to compute the amount of the actual 120 payments. If the payments were based on the table of rates set forth in the Contract, an interest rate of 3 1/2% a year is used. Once annuity payments have begun, an annuitant may withdraw the present value of any of the 120 payments certain that have not been paid. No surrender charge is applicable under this option.


3. INTEREST PAYMENT OPTION


The annuitant may choose to have Pruco Life hold a designated amount to accumulate at interest. Unless applicable law states otherwise, if no option has been selected by the annuity date, this option will automatically become effective. Pruco Life will pay interest at an effective rate of at least 3% a year, and we may pay a higher rate of interest.


Special provisions may apply if the Contract is issued in connection with an IRA.

4. OTHER ANNUITY OPTIONS

Currently, you may choose to receive the proceeds of your Contract Fund in the form of payments like those of any annuity or life annuity then regularly offered by Prudential or by Pruco Life that (1) is based on United States currency; (2) is bought by a single sum; (3) does not provide for dividends; and
(4) does not normally provide for deferral of the first payment. Prudential and Pruco Life currently offer a number of different annuity options, including joint and survivor annuities covering more than one person.

Under Option 4, unless a fixed period annuity of less than 10 years is selected, Pruco Life will waive withdrawal charges that might be applicable under other annuity options. Further, if you select Option 1 without a right of withdrawal, Pruco Life will effect that option under Option 3 if doing so provides greater monthly payments.



LEGAL CONSIDERATIONS RELATING TO SEX-DISTINCT ANNUITY PURCHASE RATES

Although the Contract generally provides for sex-distinct annuity purchase rates for life annuities, those rates are not applicable to Contracts offered in states that have adopted regulations prohibiting sex-distinct annuity purchase rates. Rather, blended unisex annuity purchase rates for life annuities will be provided under all Contracts issued in those states, whether the annuitant is male or female. Other things being equal, such unisex annuity purchase rates will result in the same monthly annuity payments for male and female annuitants.

                                OTHER INFORMATION

MISSTATEMENT OF AGE OR SEX

If an annuitant's stated age or sex (except where unisex rates apply) or both are incorrect in the Contract, we will change each benefit and the amount of each annuity payment to that which the total purchase payment amounts would have bought for the correct age and sex. Also, we will adjust for the amount of any overpayments we have already made.

SALE OF THE CONTRACT AND SALES COMMISSIONS


Pruco Securities Corporation ("Prusec"), an indirect wholly-owned subsidiary of Prudential, acts as the principal underwriter of the Contract. Prusec, organized in 1971 under New Jersey law, is registered as a broker and dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. Prusec's principal business address is 213 Washington Street, Newark, New Jersey 07102-2992. The Contract is sold by registered representatives of Prusec and may also be sold through other broker-dealers authorized by Prusec. Registered representatives of such other broker-dealers may be paid on a different basis than described below. The maximum commission that will be paid to the broker-dealer to cover both the individual representative's commission and other distribution expenses will not exceed 6% of the purchase payment. In addition, trail commissions based on the size of the Contract Fund may be paid.


VOTING RIGHTS


As stated above, all of the assets held in the subaccounts of the Account are invested in shares of the corresponding Funds. Pruco Life is the legal owner of those shares and as such has the right to vote on any matter voted on at any shareholders meetings of the Funds. However, as required by law, Pruco Life votes the shares of the Funds at any regular and special shareholders meetings in accordance with voting instructions received from Contract owners. The Funds may not hold annual shareholders meetings when not required to do so under the laws of the state of their incorporation or the 1940 Act. Fund shares for which no timely instructions from Contract owners are received, and any shares owned directly or indirectly by Pruco Life are voted in the same proportion as shares in the respective Funds for which instructions are received. Should the applicable federal securities laws or regulations, or their current interpretation, change so as to permit Pruco Life to vote shares of the Funds in its own right, it may elect to do so.

Generally, you may give voting instructions on matters that would be changes in fundamental policies and any matter requiring a vote of the shareholders of the Funds. With respect to approval of the investment advisory agreement or any change in a Fund's fundamental investment policy, Contract owners participating in such funds will vote separately on the matter.

The number of Fund shares for which you may give instructions is determined by dividing the portion of the value of the Contract derived from participation in a subaccount, by the value of one share in the corresponding Fund.

The number of votes for which you may give Pruco Life instructions is determined as of the record date chosen by the Board of the applicable Fund. We furnish you with proper forms and proxies to enable you to give these instructions. We reserve the right to modify the manner in which the weight to be given voting instructions is calculated where such a change is necessary to comply with current federal regulations or interpretations of those regulations.

Pruco Life may, if required by state insurance regulations, disregard voting instructions if such instructions would require shares to be voted so as to cause a change in the sub-classification or investment objectives of one or more of the Funds' portfolios, or to approve or disapprove an investment advisory contract for a Fund. In addition, Pruco Life itself may disregard voting instructions that would require changes in the investment policy or investment adviser of one or more of the Funds' portfolios, provided that we reasonably disapprove such changes in accordance with applicable federal regulations. If we do disregard voting instructions, we will advise you of that action and our reasons for such action in the next annual or semi-annual report to Contract owners.

SUBSTITUTION OF FUND SHARES

Although Pruco Life believes it to be unlikely, it is possible that in the judgment of its management, one or more of the portfolios of the Funds may become unsuitable for investment by Contract owners. This may occur because of investment policy changes, tax law changes, the unavailability of shares for investment or at the discretion of Pruco Life. In that event, we may seek to substitute the shares of another portfolio or of an entirely different mutual fund. Before this can be done, the approval of the SEC, and possibly one or more state insurance departments, will be required. You will be notified of such substitution.

OWNERSHIP OF THE CONTRACT

The Contract owner is entitled to exercise all the rights under the Contract. The Contract owner is usually, but not always, the annuitant. Ownership of the Contract may, however, be transferred to another person who need not be the person who is to receive annuity payment. Transfer of the ownership of a Contract may involve federal income tax consequences, or may be prohibited under certain Contracts, and you should consult with a qualified tax adviser before attempting any such transfer. Generally, ownership of the Contract is not assignable to a tax-qualified retirement plan or program without Pruco Life's consent.

PERFORMANCE INFORMATION

Performance information for the subaccounts may appear in advertising and reports to current and prospective Contract owners. Performance information is based on historical investment experience of the Funds, adjusted to take charges under the Contract into account, and does not indicate or represent future performance.

Total returns are based on the overall dollar or percentage change in value of a hypothetical investment over a stipulated period, and assume a surrender of the Contract at the end of the period. Total return quotations reflect changes in unit values and the deduction of applicable charges including any applicable withdrawal charges.

A cumulative total return reflects performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the performance had been constant over the entire period.

The Money Market Subaccount may advertise its current and effective yield. Current yield reflects the income generated by an investment in the subaccount over a specified seven-day period. Effective yield is calculated in a similar manner except that income earned is assumed to be reinvested.

Reports or advertising may include comparative performance information, including, but not limited to: comparisons to market indices; comparisons to other investments; performance rankings; personalized illustrations of historical performance; and data presented by analysts or included in publications.

See PERFORMANCE INFORMATION in the Statement of Additional Information for recent performance information.

REPORTS TO CONTRACT OWNERS

You will be sent quarterly statements that provide certain information pertinent to your Contract. These statements provide Contract data that apply only to each particular Contract, including Contract values and transactions during the period. You may request current Contract information at any time, however, we may limit the number of such requests or impose a reasonable charge if such requests are made too frequently.



You will also be sent annual and semi-annual reports for the applicable Funds.


If a single individual or company invests in the Prudential Series Fund through more than one variable insurance contract, then the individual or company will receive only one copy of each annual and semi-annual report issued by the Prudential Series Fund. However, if such individual or company wishes to receive multiple copies of any such report, a request may be made by calling the toll-free telephone number listed on the cover page of this prospectus.


STATE REGULATION

Pruco Life is subject to regulation and supervision by the Department of Insurance of the State of Arizona, which periodically examines its operations and financial condition. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business.

Pruco Life is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business to determine solvency and compliance with local insurance laws and regulations.

In addition to the annual statements referred to above, Pruco Life is required to file with Arizona and other jurisdictions a separate statement with respect to the operations of all its variable contract accounts, in a form promulgated by the National Association of Insurance Commissioners.

EXPERTS


The financial statements included in this prospectus for the year ended December 31, 1996 have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Price Waterhouse LLP's principal business address is 1177 Avenue of the Americas, New York, New York, 10036.

The financial statements included in this prospectus for years ended December 31, 1995 and December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP's principal business address is Two Hilton Court, Parsippany, New Jersey 07054-0319.



On March 12, 1996, Deloitte & Touche LLP was dismissed as the independent accountants of Pruco Life. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the accountant, would have caused them to make a reference to the matter in their reports.

LITIGATION


Several actions have been brought against Pruco Life alleging that Pruco Life and its agents engaged in improper life insurance sales practices. Prudential has agreed to indemnify Pruco Life for losses, if any, resulting from such litigation. No other significant litigation is being brought against Pruco Life that would have a material effect on its financial position.


STATEMENT OF ADDITIONAL INFORMATION

The contents of the Statement of Additional Information include:

OTHER INFORMATION CONCERNING THE ACCOUNT

 PRINCIPAL UNDERWRITER
 DETERMINATION OF SUBACCOUNT UNIT VALUES
 PERFORMANCE INFORMATION
 COMPARATIVE PERFORMANCE INFORMATION

ADDITIONAL INFORMATION

A registration statement has been filed with the SEC, relating to the offering described in this prospectus. This prospectus does not include all of the information set forth in the registration statement. Certain portions have been omitted pursuant to the rules and regulations of the SEC. The omitted information may, however, be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

Further information, including statutory statements filed with the state insurance departments, may also be obtained from Pruco Life's office. The address of Pruco Life is set forth on the cover of this prospectus.

FINANCIAL STATEMENTS


The consolidated financial statements of Pruco Life and subsidiaries should be distinguished from the financial statements of the Account, and should be considered only as bearing upon the ability of Pruco Life to meet its obligations under the Contracts. This prospectus also contains financial statements for the Account.

                                                                        APPENDIX

                ACCUMULATION UNIT VALUES
THE DISCOVERY SELECT VARIABLE ANNUITY SUBACCOUNTS OF THE
        FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT


                                                                                                 SUBACCOUNTS
                                                                         ----------------------------------------------------------
                                                                          PRUDENTIAL          PRUDENTIAL          PRUDENTIAL
                                                                         MONEY MARKET      DIVERSIFIED BOND     HIGH YIELD BOND
                                                                         ------------      ----------------     ---------------
                                                                           0/07/96*            10/07/96*           10/07/96*
                                                                              TO                  TO                  TO
                                                                           12/31/96            12/31/96            12/31/96
                                                                         ------------         ----------          ----------
1. Accumulation unit value at beginning of period .............      $       1.03576       $      1.03731     $       1.11250
2. Accumulation unit value at end of period ...................      $       1.04505       $      1.06033     $       1.12263
3. Number of accumulation units outstanding at end of period ..       16,621,393.391        6,007,103.917       8,231,177.952


                                                                    -----------------------------------
                                                                    OCC ACCUM. TRUST        PRUDENTIAL
                                                                    MANAGED PORTFOLIO       STOCK INDEX
                                                                    -----------------       -----------
                                                                        10/07/96*            10/07/96*
                                                                           TO                   TO
                                                                        12/31/96             12/31/96
                                                                       -----------          ------------
1. Accumulation unit value at beginning of period .............      $      0.99909      $      1.07837
2. Accumulation unit value at end of period ...................      $      1.05185      $      1.13652
3. Number of accumulation units outstanding at end of period ..       8,643,613.602       7,481,300.307


                                                                          PRUDENTIAL           AIM V.I.          T. ROWE PRICE
                                                                         EQUITY INCOME   GROWTH & INCOME FUND EQUITY INCOME PORT.
                                                                         ------------    -------------------- -------------------
                                                                           10/07/96*           10/07/96*           10/07/96*
                                                                              TO                  TO                  TO
                                                                           12/31/96            12/31/96            12/31/96
                                                                         ------------         ----------          ----------
1. Accumulation unit value at beginning of period .............       $      1.13494       $      1.00065      $      0.99996
2. Accumulation unit value at end of period ...................       $      1.23339       $      1.03757      $      1.04885
3. Number of accumulation units outstanding at end of period ..        2,784,920.648        3,408,549.878       6,578,342.434


                                                                       PRUDENTIAL           PRUDENTIAL
                                                                         EQUITY              JENNISON
                                                                      ------------          -----------
                                                                        10/07/96*            10/07/96*
                                                                           TO                   TO
                                                                        12/31/96             12/31/96
                                                                       -----------          ------------
1. Accumulation unit value at beginning of period .............      $      1.13479      $      1.12169
2. Accumulation unit value at end of period ...................      $      1.20807      $      1.13943
3. Number of accumulation units outstanding at end of period ..       8,287,180.736       4,882,616.029


                                                                           AIM V.I.           JANUS ASPEN             MFS
                                                                          VALUE FUND       GROWTH PORTFOLIO     RESEARCH SERIES
                                                                         ------------      ----------------     ---------------
                                                                           10/07/96*           10/07/96*           10/07/96*
                                                                              TO                  TO                  TO
                                                                           12/31/96            12/31/96            12/31/96
                                                                         ------------         ----------          ----------
1. Accumulation unit value at beginning of period .............       $      1.00223       $      1.00191      $      1.00228
2. Accumulation unit value at end of period ...................       $      1.04935       $      1.00830      $      1.02610
3. Number of accumulation units outstanding at end of period ..        4,033,863.906        5,459,308.662       2,727,173.841


                                                                               MFS                OCC ACCUM. TRUST
                                                                      EMERGING GROWTH SERIES    SMALL CAP. PORTFOLIO
                                                                      ----------------------    --------------------
                                                                             10/07/96*                10/07/96*
                                                                                TO                       TO
                                                                             12/31/96                 12/31/96
                                                                            -----------              ------------
1. Accumulation unit value at beginning of period .............           $      1.00860          $      0.99623
2. Accumulation unit value at end of period ...................           $      0.95812          $      1.05106
3. Number of accumulation units outstanding at end of period ..            5,755,823.499           2,345,892.859


                                                                        WARBURG PINCUS        PRUDENTIAL        JANUS ASPEN
                                                                    POST VENTURE CAP. PORT.     GLOBAL    INTERNATIONAL GROWTH PORT.
                                                                    ----------------------   -----------  -------------------------
                                                                           10/07/96*           10/07/96*           10/07/96*
                                                                              TO                  TO                  TO
                                                                           12/31/96            12/31/06            12/31/96
                                                                          ----------          ----------          ----------
1. Accumulation unit value at beginning of period .............       $      1.00587       $      1.14330      $      1.00130
2. Accumulation unit value at end of period ...................       $      0.95745       $      1.19505      $      1.05349
3. Number of accumulation units outstanding at end of period ..        1,786,114.670        1,375,155.605       5,902,196.099
*Commencement of Business


                                                                         T. ROWE PRICE
                                                                      INTERNATIONAL STK PORT.
                                                                      -----------------------
                                                                           10/07/96*
                                                                             TO
                                                                           12/31/96
                                                                          ----------
1. Accumulation unit value at beginning of period .............        $      1.00159
2. Accumulation unit value at end of period ...................        $      1.03988
3. Number of accumulation units outstanding at end of period ..         2,951,073.568
*Commencement of Business

                             SELECTED FINANCIAL DATA

The following selected financial data for Pruco Life Insurance Company and Subsidiaries should be read in conjunction with the CONSOLIDATED FINANCIAL STATEMENTS OF PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES and notes thereto included in this prospectus beginning on page B-1.

                                                              PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                               --------------------------------------------------------------------------
                                                              GAAP BASIS                             STATUTORY BASIS
                                               --------------------------------------------------------------------------
                                                 1996            1995             1994            1993            1992
                                                 ----            ----             ----            ----            ----
Revenues:
 Premiums and other revenue ...........        $  408,154      $  401,287      $  303,627      $  591,660      $  541,248
 Net investment income ................           247,328         246,618         241,132         260,939         274,037
                                               --------------------------------------------------------------------------
Total revenues ........................           655,482         647,905         544,759         852,599         815,285

Benefits and expenses:
 Current and future benefits and
  claims ..............................           305,119         280,913         235,660         534,354         478,148
 Other expenses .......................           122,006         134,790         179,173         157,557         129,701
                                               --------------------------------------------------------------------------
Total benefits and expenses ...........           427,125         415,703         414,833         691,911         607,849
                                               --------------------------------------------------------------------------
Income before income tax provision ....           228,357         232,202         129,926         160,688         207,436
Income tax provision ..................            79,135          79,558          48,031          83,640          96,578
                                               --------------------------------------------------------------------------
Net income ............................        $  149,222      $  152,644      $   81,895      $   77,048      $  110,858
                                               ==========================================================================
Assets ................................        $9,678,427      $8,471,638      $7,713,183      $7,172,104      $6,709,958
                                               ==========================================================================

In 1996, the Company retroactively adopted applicable accounting pronouncements to present its financial statements in conformity with generally accepted accounting principles. Refer to footnote 1.B. of the Consolidated Financial Statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Pruco Life Insurance Company consists of Pruco Life Insurance Company and its subsidiaries (collectively, the Company). Pruco Life Insurance Company is a wholly owned subsidiary of The Prudential Insurance Company of America (Prudential). The Company markets individual life insurance and annuities primarily through Prudential's sales force in the United States and in Taiwan. The Company held $9.7 billion in assets at December 31, 1996, $5.3 billion of which were held in Separate Accounts under variable life insurance policies and variable annuity contracts. The remaining assets were held in the general account for investment primarily in bonds, short-term investments and policy loans.

The business climate in the United States was characterized by moderate economic growth, low inflation, and growing investor confidence that fueled bond and stock prices. Merger and consolidation activity accelerated, as well as expansion of US companies into foreign markets. Those economic trends impacted the insurance industry during the year, prompting them to implement strategies, including consolidation, and sales of certain lines of business to counter risk, control expenses and diversify products to remain competitive. Regulatory changes which opened the insurance industry to other financial institutions, particularly banks and mutual funds, heightened competition in investment type products since those institutions were positioned to deliver the same products through large, stable distribution channels. In addition, the industry has been beset by negative publicity following the discovery of unacceptable sales practices that resulted in investigations of most large insurers, including Prudential. In spite of the difficult operating environment, 1996 was a year of progress for the Company. It achieved solid performance in core businesses, instituted significant cost reduction programs, and strategic initiatives which are expected to place it on a firm course of continued growth.

The Company's assets were $9.7 billion at December 31, 1996 compared to $8.5 billion at December 31, 1995. Net income amounted to $149.2 million, a decrease of $3.4 million or 2.2% compared to the $152.6 million earned in 1995.

1. RESULTS OF OPERATIONS

(a) 1996 VERSUS 1995

Premiums increased by $9.4 million from $42.1 million in 1995 to $51.5 million for the same period in 1996. This change is primarily due to increased sales of $6.2 million related to traditional life insurance products in our Taiwan branch which continued to expand its business throughout 1996.

Policy charges and fee income increased approximately $5.9 million during the current year as compared to 1995. This is primarily attributable to the increased sales of new variable annuity products and fees earned on policyholder withdrawal and surrender activity.

Other income decreased $6.2 million for the year ended December 31, 1996 from the year ended December 31, 1995. This decrease is due to a reduction in separate account net gains.

Policyholders' benefits increased $32.9 million during the current year to $186.9 million. Approximately $10 million of this increase is attributable to the mortality costs associated with the Company's products. The additional $22 million results from the increase in reserves associated with new and existing contracts at December 31, 1996.

Interest credited to policyholders' account balances decreased by $8.7 million. This decrease is primarily attributable to the decrease in policyholders' account balances due to the Company experiencing increased policyholder withdrawals and slightly lower interest rates.

Other operating expenses decreased $12.8 million for the year ended December 31, 1996 compared to the same period for 1995. This is attributable to a decrease in the amortization of deferred policy acquisition costs, and a company wide initiative to reduce expenses resulting in a decrease in general expenses.

(b) 1995 VERSUS 1994

The Company recorded net income of $152.6 million and $81.9 million for 1995 and 1994, respectively.

Premiums increased by $19.4 million from $22.7 million for the year ended December 31, 1994 to $42.1 million for the same period in 1995, stemming from increased sales of life insurance in the Taiwan branch and a steady flow of renewals in the US.

Policy charges and fee income increased $10.3 million from $308.8 million for the year ended December 31, 1994, to $319.1 million for the same period in 1995. This is primarily attributable to the increased sales of new variable annuity products and fees earned on policyholder withdrawal and surrender activity.

Net investment income increased $5.5 million for the twelve months ended December 31, 1995, from the same period in 1994. Policy loans increased $75.4 million, which resulted in additional policy loan interest income of $2.4 million. Secondly, the Company's income from equity securities increased $2.0 million as a result of favorable stock market conditions.

Net realized investment gains increased $54.3 million, to $13.2 million for the year ended December 31,1995 from a loss of $41.1 million for the same period in 1994. The Company restructured its investment portfolio to more closely align with the liability duration and to reduce the portfolio's interest rate risk. Sales activity of the Company's fixed maturities produced favorable gains as a result of falling interest rates during 1995.

Policyholders' benefits increased $32.0 million to $154.0 million in 1995, from $122.0 million in 1994. This change is primarily attributable to the increase in reserves for new and existing policies.

Interest credited to policyholders' account balances increased $13.2 million for the twelve months ended December 31, 1995, from the same period in 1994. This change was a result of increased interest rates offset with decreasing policyholder account balances.

Other operating costs and expenses decreased $44.4 million for the year ended December 31, 1995 due to a decrease in the allocation of costs from Prudential, a decrease in the amortization of deferred policy acquisition costs, and a company wide initiative to reduce expenses resulting in a decrease in general expenses.

2. LIQUIDITY

For an insurance company, cash needs, for the purpose of paying current benefits, making policy loans, and paying expenses, are met primarily from premiums and investment income. Benefit expenses incurred in 1996, 1995, and 1994 were $186.9 million, $154.0 million, and $122.0 million, respectively. Cash flows are anticipated to be sufficient to meet the Company's liquidity needs for the foreseeable future.

3. CAPITAL RESOURCES

The primary components of the Company's total assets of $9.7 billion at December 31, 1996 are as follows (as a percentage of total assets): fixed income securities 27.3%, separate account assets (fixed income and equity securities) 55.1%, policy loans 6.6%, and other assets 11.0%.

                             DIRECTORS AND OFFICERS

The directors and major officers of Pruco Life, listed with their principal occupations during the past 5 years, are shown below.

                             DIRECTORS OF PRUCO LIFE

WILLIAM M. BETHKE, Director. -- President, Prudential Capital Markets Group since 1992.

IRA J. KLEINMAN, Director. -- Executive Vice President, International Insurance Group since 1997; 1995 to 1997: Chief Marketing and Product Development Officer, Prudential Individual Insurance Group; 1993 to 1995: President, Prudential Select; Prior to 1993: Senior Vice President of Prudential.

MENDEL A. MELZER, Director. -- Chief Investment Officer, Mutual Funds and Annuities, Prudential Investments since 1996; 1995 to 1996: Chief Financial Officer of the Money Management Group of Prudential; 1993 to 1995: Senior Vice President and Chief Financial Officer of Prudential Preferred Financial Services; Prior to 1993: Managing Director, Prudential Investment Corporation.

ESTHER H. MILNES, President and Director. -- Vice President and Actuary, Prudential Individual Insurance Group since 1996; 1993 to 1996: Senior Vice President and Chief Actuary, Prudential Insurance and Financial Services; Prior to 1993: Vice President and Associate Actuary of Prudential.

I. EDWARD PRICE, Vice Chairman and Director. -- Senior Vice President and Actuary, Prudential Individual Insurance Group since 1995; 1994 to 1995: Chief Executive Officer, Prudential International Insurance; 1993 to 1994: President, Prudential International Insurance; Prior to 1993: Senior Vice President and Company Actuary of Prudential.

KIYOFUMI SAKAGUCHI, Director. -- President, Prudential International Insurance Group since 1995; 1994 to 1995: Chairman and Chief Executive Officer, The Prudential Life Insurance Co., Ltd.; Prior to 1994: President and Chief Executive Officer, Asia Pacific Region-Prudential International Insurance, and President, The Prudential Life Insurance Co., Ltd.

WILLIAM F. YELVERTON, Chairman and Director. -- Chief Executive Officer, Prudential Individual Insurance Group since 1995; Prior to 1995: Chief Executive Officer, New York Life Worldwide.

                         OFFICERS WHO ARE NOT DIRECTORS

SUSAN L. BLOUNT, Secretary. -- Vice President and Secretary of Prudential since 1995; Prior to 1995: Assistant General Counsel for Prudential Residential Services Company.

C. EDWARD CHAPLIN, Treasurer.-- Vice President and Treasurer of Prudential since 1995; 1993 to 1995: Managing Director and Assistant Treasurer of Prudential; 1992 to 1993: Vice President and Assistant Treasurer, Banking and Cash Management for Prudential.

LINDA S. DOUGHERTY, Vice President, Comptroller and Chief Accounting Officer. -- Vice President and Comptroller, Prudential Individual Insurance Group since 1997; Prior to 1997: Vice President, Accounting, Prudential.

JAMES C. DROZANOWSKI, Senior Vice President. -- Vice President and Operations Executive, Prudential Individual Insurance Group since 1996; 1995 to 1996:
President and Chief Executive Officer, Chase Manhattan Bank; 1993 to 1995: Vice President, North America Customer Services, Chase Manhattan Bank; Prior to 1993:
Operations Executive, Global Securities Services, Chase Manhattan Bank.

CLIFFORD E. KIRSCH, Chief Legal Officer. -- Chief Counsel, Variable Products, Law Department of Prudential since 1995; 1994 to 1995: Associate General Counsel with Paine Webber; Prior to 1994: Assistant Director in the Division of Investment Management of the Securities and Exchange Commission.

FRANK P. MARINO, Senior Vice President. -- Vice President, Policyowner Relations Department, Prudential Individual Insurance Group since 1996; Prior to 1996:
Senior Vice President, Prudential Mutual Fund Services.

MARIO A. MOSSE, Senior Vice President -- Vice President, Annuity Services, Prudential Investments since 1996, Prior to 1996: Vice President, Chase Manhattan Bank.

SHIRLEY H. SHAO, Senior Vice President and Chief Actuary. -- Vice President and Associate Actuary, Prudential.

KAREN L. SHAPIRO, Senior Vice President. -- Vice President, Prudential Individual Insurance Group since 1996; Vice President and Associate General Counsel, Prudential Securities Incorporated 1993 to 1996; Prior to 1993: Senior Associate with Shaw, Pittman, Potts and Trowbridge.

The business address of all directors and officers of Pruco Life is 213 Washington Street, Newark, New Jersey 07102-2992.

* SUBSIDIARY OF PRUDENTIAL

                             EXECUTIVE COMPENSATION

Executive Officers of Pruco Life may also serve one or more affiliated companies of Pruco Life. Allocations have been made as to each individual's time devoted to his duties as an executive officer of Pruco Life and its subsidiaries. The following table shows the cash compensation paid, based on these allocations, to the executive officers of Pruco Life as a group for services rendered in all capacities in Pruco Life and its subsidiaries during 1996. Directors of Pruco Life who are also employees of Prudential do not receive compensation in addition to their compensation as employees of Prudential.

      -------------------------------------------------------------------
      NAME & PRINCIPAL                                   ALLOCATED CASH
      POSITION                            YEAR           COMPENSATION ($)
      -------------------------------------------------------------------
      Esther H. Milnes                    1996               $21,136
      President                           1995               $14,250
                                          1994               $ 9,846

      Linda S. Dougherty                  1996               $55,931
      Vice President & Comptroller        1995               -------
                                          1994               -------

      Hwei-Chung S. Shao                  1996               $21,048
      Chief Actuary                       1995               -------
                                          1994               -------

      Clifford E. Kirsch                  1996               $54,190
      Chief Legal Counsel                 1995               $30,962
                                          1994               -------

      Frank P. Marino                     1996               $12,076
      Senior Vice President               1995               -------
                                          1994               -------
      -------------------------------------------------------------------

          ------- Did not hold position during this year.

      -------------------------------------------------------------------

                     (This page intentionally left blank.)

                  FINANCIAL STATEMENTS OF THE DISCOVERY SELECT
                      VARIABLE ANNUITY SUBACCOUNTS OF THE
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF NET ASSETS
December 31, 1996

                                                                                     SUBACCOUNTS
                                                    ------------------------------------------------------------------------------
                                                                                                         OCC
                                                                                      PRUDENTIAL     ACCUMULATION
                                                      PRUDENTIAL      PRUDENTIAL         HIGH           TRUST         PRUDENTIAL
                                                        MONEY        DIVERSIFIED        YIELD          MANAGED          STOCK
                                                        MARKET           BOND            BOND         PORTFOLIO         INDEX
                                                    --------------  --------------  --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value [Note 3]...................  $   40,957,248  $   26,066,486  $   26,027,869  $   10,595,881  $   25,213,744
                                                    --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners.......................  $   36,937,945  $   23,949,348  $   22,915,039  $    9,091,785  $   23,134,691
  Equity of Pruco Life Insurance Company..........       4,019,303       2,117,138       3,112,830       1,504,096       2,079,053
                                                    --------------  --------------  --------------  --------------  --------------
                                                    $   40,957,248  $   26,066,486  $   26,027,869  $   10,595,881  $   25,213,744
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
For the year ended December 31, 1996

                                                                                     SUBACCOUNTS
                                                    ------------------------------------------------------------------------------
                                                                                                         OCC
                                                                                      PRUDENTIAL     ACCUMULATION
                                                      PRUDENTIAL      PRUDENTIAL         HIGH           TRUST         PRUDENTIAL
                                                        MONEY        DIVERSIFIED        YIELD          MANAGED          STOCK
                                                        MARKET           BOND            BOND         PORTFOLIO         INDEX
                                                    --------------  --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received.................  $      668,125  $    1,034,567  $    1,307,513  $            0  $      203,986
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]..............         178,173         127,526          96,727           9,797          59,096
                                                    --------------  --------------  --------------  --------------  --------------
NET EXPENSES......................................         178,173         127,526          96,727           9,797          59,096
                                                    --------------  --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)......................         489,952         907,041       1,210,786          (9,797)        144,890
                                                    --------------  --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received............               0               0               0               0         199,451
  Realized gain (loss) on shares redeemed
    [average cost basis]..........................               0         (25,544)          1,894               0               0
  Net unrealized gain (loss) on investments.......               0        (230,889)       (588,812)         44,881         529,306
                                                    --------------  --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS....................               0        (256,433)       (586,918)         44,881         728,757
                                                    --------------  --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS.......................  $      489,952  $      650,608  $      623,868  $       35,084  $      873,647
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.


                                       A1


                                                                               SUBACCOUNTS (CONTINUED)
                                                    ------------------------------------------------------------------------------
                                                                       AIM V.I.        T. ROWE
                                                                        GROWTH          PRICE
                                                      PRUDENTIAL         AND            EQUITY
                                                        EQUITY          INCOME          INCOME        PRUDENTIAL      PRUDENTIAL
                                                        INCOME           FUND         PORTFOLIO         EQUITY         JENNISON
                                                    --------------  --------------  --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value [Note 3]                     $   29,273,846  $    4,839,284  $    8,527,021  $   83,093,388  $   33,711,026
                                                    --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners                         $   27,842,276  $    3,536,609  $    6,899,694  $   79,623,690  $   31,923,947
  Equity of Pruco Life Insurance Company                 1,431,570       1,302,675       1,627,327       3,469,698       1,787,079
                                                    --------------  --------------  --------------  --------------  --------------
                                                    $   29,273,846  $    4,839,284  $    8,527,021  $   83,093,388  $   33,711,026
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------




                                                                        JANUS
                                                       AIM V.I.         ASPEN            MFS
                                                        VALUE           GROWTH         RESEARCH
                                                         FUND         PORTFOLIO         SERIES
                                                    --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value [Note 3]                     $    5,021,231  $    6,664,677  $    3,817,888
                                                    --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners                         $    4,232,935  $    5,504,621  $    2,798,353
  Equity of Pruco Life Insurance Company                   788,296       1,160,056       1,019,535
                                                    --------------  --------------  --------------
                                                    $    5,021,231  $    6,664,677  $    3,817,888
                                                    --------------  --------------  --------------
                                                    --------------  --------------  --------------


                                                                       SUBACCOUNTS (CONTINUED)
                                                    --------------------------------------------------------------
                                                                       AIM V.I.        T. ROWE
                                                                        GROWTH          PRICE
                                                      PRUDENTIAL         AND            EQUITY
                                                        EQUITY          INCOME          INCOME        PRUDENTIAL
                                                        INCOME           FUND         PORTFOLIO         EQUITY
                                                    --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received                   $      666,149  $       21,740  $       46,824  $    1,323,338
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]                       158,635           4,206           7,424         432,392
                                                    --------------  --------------  --------------  --------------
NET EXPENSES                                               158,635           4,206           7,424         432,392
                                                    --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)                               507,514          17,534          39,400         890,946
                                                    --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received                     751,896           4,713          29,797       6,017,025
  Realized gain (loss) on shares redeemed
    [average cost basis]                                         0               0               0               0
  Net unrealized gain (loss) on investments              1,523,505         (11,169)        (27,600)     (1,007,503)
                                                    --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS                           2,275,401          (6,456)          2,197       5,009,522
                                                    --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                         $    2,782,915  $       11,078  $       41,597  $    5,900,468
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------


                                                                                        JANUS
                                                                       AIM V.I.         ASPEN            MFS
                                                      PRUDENTIAL        VALUE           GROWTH         RESEARCH
                                                       JENNISON          FUND         PORTFOLIO         SERIES
                                                    --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received                   $       41,725  $       13,062  $       41,134  $        6,113
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]                       168,568           4,523           6,068           2,970
                                                    --------------  --------------  --------------  --------------
NET EXPENSES                                               168,568           4,523           6,068           2,970
                                                    --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)                              (126,843)          8,539          35,066           3,143
                                                    --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received                           0         126,631               0          49,126
  Realized gain (loss) on shares redeemed
    [average cost basis]                                     4,129               0               0               0
  Net unrealized gain (loss) on investments              1,748,413         (84,462)         (8,457)        (54,352)
                                                    --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS                           1,752,542          42,169          (8,457)         (5,226)
                                                    --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                         $    1,625,699  $       50,708  $       26,609  $       (2,083)
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.


                                       A2

                  FINANCIAL STATEMENTS OF THE DISCOVERY SELECT
                      VARIABLE ANNUITY SUBACCOUNTS OF THE
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF NET ASSETS
December 31, 1996

                                                                               SUBACCOUNTS (CONTINUED)
                                                    ------------------------------------------------------------------------------
                                                                         OCC           WARBURG                          JANUS
                                                         MFS         ACCUMULATION       PINCUS                          ASPEN
                                                       EMERGING         TRUST        POST-VENTURE                   INTERNATIONAL
                                                        GROWTH        SMALL CAP        CAPITAL        PRUDENTIAL        GROWTH
                                                        SERIES        PORTFOLIO       PORTFOLIO         GLOBAL        PORTFOLIO
                                                    --------------  --------------  --------------  --------------  --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value [Note 3]...................  $    7,475,301  $    3,569,219  $    2,178,615  $   14,850,451  $    7,052,604
                                                    --------------  --------------  --------------  --------------  --------------
NET ASSETS, representing:
  Equity of Contract owners.......................  $    5,514,770  $    2,465,674  $    1,710,115  $   14,174,948  $    6,217,905
  Equity of Pruco Life Insurance Company..........       1,960,531       1,103,545         468,500         675,503         834,699
                                                    --------------  --------------  --------------  --------------  --------------
                                                    $    7,475,301  $    3,569,219  $    2,178,615  $   14,850,451  $    7,052,604
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

STATEMENTS OF OPERATIONS
For the year ended December 31, 1996

                                                                               SUBACCOUNTS (CONTINUED)
                                                    ------------------------------------------------------------------------------
                                                                         OCC           WARBURG                          JANUS
                                                         MFS         ACCUMULATION       PINCUS                          ASPEN
                                                       EMERGING         TRUST        POST-VENTURE                   INTERNATIONAL
                                                        GROWTH        SMALL CAP        CAPITAL        PRUDENTIAL        GROWTH
                                                        SERIES        PORTFOLIO       PORTFOLIO         GLOBAL        PORTFOLIO
                                                    --------------  --------------  --------------  --------------  --------------
INVESTMENT INCOME
  Dividend distributions received.................  $            0  $            0  $            0  $      139,160  $       16,917
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]..............           6,073           2,618           1,760          81,055           6,698
                                                    --------------  --------------  --------------  --------------  --------------
NET EXPENSES......................................           6,073           2,618           1,760          81,055           6,698
                                                    --------------  --------------  --------------  --------------  --------------
NET INVESTMENT INCOME (LOSS)......................          (6,073)         (2,618)         (1,760)         58,105          10,219
                                                    --------------  --------------  --------------  --------------  --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received............          63,150               0               0         207,745               0
  Realized gain (loss) on shares redeemed
    [average cost basis]..........................               0               0               0           6,038               0
  Net unrealized gain (loss) on investments.......        (207,849)         64,219          10,615         796,437         112,687
                                                    --------------  --------------  --------------  --------------  --------------
NET GAIN (LOSS) ON INVESTMENTS....................        (144,699)         64,219          10,615       1,010,220         112,687
                                                    --------------  --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS.......................  $     (150,772) $       61,601  $        8,855  $    1,068,325  $      122,906
                                                    --------------  --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------  --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A3

                                                       SUBACCOUNTS (CONTINUED)
                                                    ------------------------------
                                                       T. ROWE
                                                        PRICE
                                                    INTERNATIONAL
                                                        STOCK
                                                      PORTFOLIO
                                                    --------------
ASSETS
  Investment in Shares of the Pruco Life
    Flexible Premium Variable Annuity Account
    at Net Asset Value [Note 3]                     $    3,816,459
                                                    --------------
NET ASSETS, representing:
  Equity of Contract owners                         $    3,068,762
  Equity of Pruco Life Insurance Company                   747,697
                                                    --------------
                                                    $    3,816,459
                                                    --------------
                                                    --------------

                                                       SUBACCOUNTS (CONTINUED)
                                                    ------------------------------
                                                       T. ROWE
                                                        PRICE
                                                    INTERNATIONAL
                                                        STOCK
                                                      PORTFOLIO
                                                    --------------
INVESTMENT INCOME
  Dividend distributions received                   $       20,166
EXPENSES
  Charges to Contract owners for assuming
    mortality risk and expense risk and for
    administration [Notes 5A and 5B]                         3,220
                                                    --------------
NET EXPENSES                                                 3,220
                                                    --------------
NET INVESTMENT INCOME (LOSS)                                16,946
                                                    --------------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Capital gains distributions received                      12,100
  Realized gain (loss) on shares redeemed
    [average cost basis]                                         0
  Net unrealized gain (loss) on investments                 32,193
                                                    --------------
NET GAIN (LOSS) ON INVESTMENTS                              44,293
                                                    --------------
NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                         $       61,239
                                                    --------------
                                                    --------------

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A4

                  FINANCIAL STATEMENTS OF THE DISCOVERY SELECT
                      VARIABLE ANNUITY SUBACCOUNTS OF THE
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1996 and 1995

                                                                              SUBACCOUNTS
                                     ----------------------------------------------------------------------------------------------
                                               PRUDENTIAL                      PRUDENTIAL                      PRUDENTIAL
                                              MONEY MARKET                  DIVERSIFIED BOND                HIGH YIELD BOND
                                     ------------------------------  ------------------------------  ------------------------------
                                                       11/22/95*                       11/22/95*                       11/22/95*
                                                           TO                              TO                              TO
                                          1996          12/31/95          1996          12/31/95          1996          12/31/95
                                     --------------  --------------  --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)...... $      489,952  $          123  $      907,041  $          434  $    1,210,786  $        1,032
  Capital gains distributions
    received........................              0               0               0              23               0               0
  Realized gain (loss) on shares
    redeemed
    [average cost basis]............              0               0         (25,544)              0           1,894               0
  Net unrealized gain (loss) on
    investments.....................              0               0        (230,889)           (104)       (588,812)           (758)
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS.........        489,952             123         650,608             353         623,868             274
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS.....     36,320,424         144,295      23,222,899           8,998      22,289,699           9,090
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]..........................      4,002,463              (9)      2,173,627          10,001       3,094,028          10,910
                                     --------------  --------------  --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS........     40,812,839         144,409      26,047,134          19,352      26,007,595          20,274

NET ASSETS:
  Beginning of year.................        144,409               0          19,352               0          20,274               0
                                     --------------  --------------  --------------  --------------  --------------  --------------
  End of year....................... $   40,957,248  $      144,409  $   26,066,486  $       19,352  $   26,027,869  $       20,274
                                     --------------  --------------  --------------  --------------  --------------  --------------
                                     --------------  --------------  --------------  --------------  --------------  --------------
                                                                                                          *Commencement of Business

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A5

                                                         SUBACCOUNTS (CONTINUED)
                                      --------------------------------------------------------------
                                           OCC
                                       ACCUMULATION
                                          TRUST
                                         MANAGED        PRUDENTIAL              PRUDENTIAL
                                        PORTFOLIO      STOCK INDEX            EQUITY INCOME
                                      --------------  --------------  ------------------------------
                                        10/07/96*       05/01/96*                       11/22/95*
                                            TO              TO                              TO
                                         12/31/96        12/31/96          1996          12/31/95
                                      --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)        $       (9,797) $      144,890  $      507,514  $          259
  Capital gains distributions
    received                                       0         199,451         751,896             431
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                           0               0               0               0
  Net unrealized gain (loss) on
    investments                               44,881         529,306       1,523,505            (395)
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS                   35,084         873,647       2,782,915             295
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS            9,023,181      22,208,546      25,008,509          65,753
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]                                 1,537,616       2,131,551       1,395,127          21,247
                                      --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS              10,595,881      25,213,744      29,186,551          87,295

NET ASSETS:
  Beginning of year                                0               0          87,295               0
                                      --------------  --------------  --------------  --------------
  End of year                         $   10,595,881  $   25,213,744  $   29,273,846  $       87,295
                                      --------------  --------------  --------------  --------------
                                      --------------  --------------  --------------  --------------
                                                                           *Commencement of Business


                                         AIM V.I.     T. ROWE PRICE
                                        GROWTH AND    EQUITY INCOME             PRUDENTIAL
                                       INCOME FUND      PORTFOLIO                 EQUITY
                                      --------------  --------------  ------------------------------

                                        10/07/96*       10/07/96*                       11/22/95*
                                            TO              TO                              TO
                                         12/31/96        12/31/96          1996          12/31/95
                                      --------------  --------------  --------------  --------------
OPERATIONS:
  Net investment income (loss)        $       17,534  $       39,400  $      890,946  $          142
  Capital gains distributions
    received                                   4,713          29,797       6,017,025             337
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                           0               0               0               0
  Net unrealized gain (loss) on
    investments                              (11,169)        (27,600)     (1,007,503)          3,048
                                      --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS                   11,078          41,597       5,900,468           3,527
                                      --------------  --------------  --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS            3,509,876       6,841,311      73,501,350         253,239
                                      --------------  --------------  --------------  --------------
NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]                                 1,318,330       1,644,113       3,437,427          (2,623)
                                      --------------  --------------  --------------  --------------
TOTAL INCREASE IN NET ASSETS               4,839,284       8,527,021      82,839,245         254,143
NET ASSETS:
  Beginning of year                                0               0         254,143               0
                                      --------------  --------------  --------------  --------------
  End of year                         $    4,839,284  $    8,527,021  $   83,093,388  $      254,143
                                      --------------  --------------  --------------  --------------
                                      --------------  --------------  --------------  --------------


           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A6

                  FINANCIAL STATEMENTS OF THE DISCOVERY SELECT
                      VARIABLE ANNUITY SUBACCOUNTS OF THE
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

STATEMENTS OF CHANGES IN NET ASSETS
For the years ended December 31, 1996 and 1995

                                                                        SUBACCOUNTS (CONTINUED)
                                     ----------------------------------------------------------------------------------------------
                                                                                      JANUS ASPEN         MFS             MFS
                                                                     AIM V.I. VALUE      GROWTH         RESEARCH        EMERGING
                                          PRUDENTIAL JENNISON             FUND         PORTFOLIO         SERIES      GROWTH SERIES
                                     ------------------------------  --------------  --------------  --------------  --------------
                                                       11/22/95*       10/07/96*       10/07/96*       10/07/96*       10/07/96*
                                                           TO              TO              TO              TO              TO
                                          1996          12/31/95        12/31/96        12/31/96        12/31/96        12/31/96
                                     --------------  --------------  --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)...... $     (126,843) $            0  $        8,539  $       35,066  $        3,143  $       (6,073)
  Capital gains distributions
    received........................              0               0         126,631               0          49,126          63,150
  Realized gain (loss) on shares
    redeemed
    [average cost basis]............          4,129               0               0               0               0               0
  Net unrealized gain (loss) on
    investments.....................      1,748,413             759         (84,462)         (8,457)        (54,352)       (207,849)
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS.........      1,625,699             759          50,708          26,609          (2,083)       (150,772)
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS.....     30,279,548          70,817       4,169,841       5,482,511       2,799,671       5,650,514
                                     --------------  --------------  --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]..........................      1,734,655            (452)        800,682       1,155,557       1,020,300       1,975,559
                                     --------------  --------------  --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS........     33,639,902          71,124       5,021,231       6,664,677       3,817,888       7,475,301

NET ASSETS:
  Beginning of year.................         71,124               0               0               0               0               0
                                     --------------  --------------  --------------  --------------  --------------  --------------
  End of year....................... $   33,711,026  $       71,124  $    5,021,231  $    6,664,677  $    3,817,888  $    7,475,301
                                     --------------  --------------  --------------  --------------  --------------  --------------
                                     --------------  --------------  --------------  --------------  --------------  --------------
                                                                                                          *Commencement of Business

           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A7

                                                         SUBACCOUNTS (CONTINUED)
                                      --------------------------------------------------------------
                                           OCC
                                       ACCUMULATION   WARBURG PINCUS
                                          TRUST        POST-VENTURE
                                        SMALL CAP        CAPITAL                PRUDENTIAL
                                        PORTFOLIO       PORTFOLIO                 GLOBAL
                                      --------------  --------------  ------------------------------
                                        10/07/96*       10/07/96*                       11/22/95*
                                            TO              TO                              TO
                                         12/31/96        12/31/96          1996          12/31/95
                                      --------------  --------------  --------------  --------------

OPERATIONS:
  Net investment income (loss)        $       (2,618) $       (1,760) $       58,105  $          138
  Capital gains distributions
    received                                       0               0         207,745             193
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                           0               0           6,038               0
  Net unrealized gain (loss) on
    investments                               64,219          10,615         796,437            (259)
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS                   61,601           8,855       1,068,325              72
                                      --------------  --------------  --------------  --------------

NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS            2,410,812       1,710,288      13,112,774          19,677
                                      --------------  --------------  --------------  --------------

NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]                                 1,096,806         459,472         646,280           3,323
                                      --------------  --------------  --------------  --------------

TOTAL INCREASE IN NET ASSETS               3,569,219       2,178,615      14,827,379          23,072

NET ASSETS:
  Beginning of year                                0               0          23,072               0
                                      --------------  --------------  --------------  --------------
  End of year                         $    3,569,219  $    2,178,615  $   14,850,451  $       23,072
                                      --------------  --------------  --------------  --------------
                                      --------------  --------------  --------------  --------------
                                                                           *Commencement of Business


                                       JANUS ASPEN    T. ROWE PRICE
                                      INTERNATIONAL   INTERNATIONAL
                                          GROWTH          STOCK
                                        PORTFOLIO       PORTFOLIO
                                      --------------  --------------

                                        10/07/96*       10/07/96*
                                            TO              TO
                                         12/31/96        12/31/96
                                      --------------  --------------
OPERATIONS:
  Net investment income (loss)        $       10,219  $       16,946
  Capital gains distributions
    received                                       0          12,100
  Realized gain (loss) on shares
    redeemed
    [average cost basis]                           0               0
  Net unrealized gain (loss) on
    investments                              112,687          32,193
                                      --------------  --------------
NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM OPERATIONS                  122,906          61,239
                                      --------------  --------------
NET INCREASE IN NET ASSETS
  RESULTING FROM PREMIUM PAYMENTS
  AND OTHER OPERATING TRANSFERS            6,099,790       3,008,537
                                      --------------  --------------
NET INCREASE (DECREASE) IN NET
  ASSETS
  RESULTING FROM EQUITY TRANSFERS
  [Note 7]                                   829,908         746,683
                                      --------------  --------------
TOTAL INCREASE IN NET ASSETS               7,052,604       3,816,459
NET ASSETS:
  Beginning of year                                0               0
                                      --------------  --------------
  End of year                         $    7,052,604  $    3,816,459
                                      --------------  --------------
                                      --------------  --------------


           SEE NOTES TO FINANCIAL STATEMENTS ON PAGES A9 THROUGH A14.

                                       A8

                 NOTES TO FINANCIAL STATEMENTS OF THE DISCOVERY
             SELECT VARIABLE ANNUITY SUBACCOUNTS OF THE PRUCO LIFE
                   FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

NOTE 1:  GENERAL

Pruco Life Flexible Premium Variable Annuity Account (the "Account") was established on June 16, 1995 under Arizona law as a separate investment account of Pruco Life Insurance Company ("Pruco Life") which is a wholly-owned subsidiary of The Prudential Insurance Company of America ("Prudential"). The assets of the Account are segregated from Pruco Life's other assets. Currently, Discovery Preferred Variable Annuity Contracts ("Discovery Preferred") and Discovery Select Variable Annuity Contracts ("Discovery Select") invest in the Account.

The Account is registered under the Investment Company Act of 1940, as amended, as a unit investment trust. There are twenty-three subaccounts within the Account. Discovery Select Contracts offer the option to invest in nineteen of these subaccounts, each of which invests in either a corresponding portfolio of The Prudential Series Fund, Inc. (the "Series Fund"), or any of the non-Prudential administered variable subaccounts shown in Note 3. The Series Fund is a diversified open-end management investment company, and is managed by Prudential.

Discovery Select Contracts became available to the Contract owner on October 7, 1996.

NOTE 2:  SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared in conformity with generally accepted accounting principles (GAAP). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

Investments--The investments in shares of the Series Fund or non-Prudential administered subaccounts are stated at the net asset value of the respective portfolio.

Security Transactions--Realized gains and losses on security transactions are reported on an average cost basis. Purchase and sale transactions are recorded as of the trade date of the security being purchased or sold.

Distributions Received--Dividend  and capital  gain distributions  received  are
reinvested   in  additional  shares   of  the  Series   Fund  or  non-Prudential
administered subaccounts and are recorded on the ex-dividend date.

Equity of Pruco Life Insurance Company--Pruco Life maintains a position in the Account for the purpose of administering activity in the Account. The activity includes unit transactions, fund share transactions, and expense processing. Pruco Life monitors the balance daily and transfers funds based upon anticipated activity. At times, Pruco Life may owe an amount to the Account, which is reflected in Pruco Life's equity as a negative balance. The position does not have an effect on the Contract owner's account or the related unit value.

                                       A9

NOTE 3: INVESTMENT INFORMATION FOR THE PRUDENTIAL SERIES FUND, INC. AND NON-PRUDENTIAL ADMINISTERED VARIABLE SUBACCOUNTS

The net asset value per share for each portfolio of the Series Fund or Non-Prudential administered variable subaccount, the number of shares of each portfolio held by the subaccounts of the Account and the aggregate cost of investments in such shares at December 31, 1996 were as follows:

                                                      PORTFOLIOS
                    ------------------------------------------------------------------------------
                                                                                OCC ACCUMULATION
                       PRUDENTIAL        PRUDENTIAL          PRUDENTIAL          TRUST MANAGED
                      MONEY MARKET    DIVERSIFIED BOND     HIGH YIELD BOND         PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
Number of shares:         4,095,725         2,355,669            3,308,281              292,623
Net asset value
per share:           $     10.00000     $    11.06543      $       7.86749       $     36.21000
Cost:                $   40,957,248     $  26,297,479      $    26,617,439       $   10,551,000


                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                                              AIM V.I.           T. ROWE PRICE
                       PRUDENTIAL        PRUDENTIAL        GROWTH & INCOME       EQUITY INCOME
                      STOCK INDEX       EQUITY INCOME         PORTFOLIO            PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
Number of shares:         1,061,868         1,581,531              321,975              558,782
Net asset value
per share:           $     23.74471     $    18.50982      $      15.03000       $     15.26000
Cost:                $   24,684,438     $  27,750,736      $     4,850,453       $    8,554,621

                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                                               AIM V.I            JANUS ASPEN
                       PRUDENTIAL        PRUDENTIAL             VALUE            SERIES GROWTH
                         EQUITY           JENNISON              FUND               PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
Number of shares:         3,081,540         2,353,598              287,256              429,702
Net asset value
per share:           $     26.96489     $    14.32319      $      17.48000       $     15.51000
Cost:                $   84,097,843     $  31,961,854      $     5,105,693       $    6,673,134

                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                             MFS          OCC ACCUMULATION       WARBURG PINCUS
                          MFS          EMERGING GROWTH    TRUST SMALL CAP.    POST-VENTURE CAPITAL
                    RESEARCH SERIES        SERIES             PORTFOLIO            PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
Number of shares:           290,776           564,600              157,860              223,219
Net asset value
per share:           $     13.13000     $    13.24000      $      22.61000       $      9.76000
Cost:                $    3,872,239     $   7,683,150      $     3,505,000       $    2,168,000

                                     PORTFOLIOS (CONTINUED)
                    --------------------------------------------------------
                                         JANUS ASPEN
                                           SERIES           T. ROWE PRICE
                       PRUDENTIAL       INTERNATIONAL    INTERNATIONAL STOCK
                         GLOBAL            GROWTH             PORTFOLIO
                    ----------------  -----------------  -------------------
Number of shares:           831,737           448,639              301,935
Net asset value
per share:           $     17.85474     $    15.72000      $      12.64000
Cost:                $   14,054,274     $   6,939,917      $     3,784,265

                                      A10

NOTE 4:  CONTRACT OWNER UNIT INFORMATION

Outstanding Contract owner units, unit values and total Contract owner equity for the year ended December 31, 1996 were as follows:

                                                      SUBACCOUNTS
                    -------------------------------------------------------------------------------
                                                                                 OCC ACCUMULATION
                       PRUDENTIAL         PRUDENTIAL          PRUDENTIAL          TRUST MANAGED
                      MONEY MARKET     DIVERSIFIED BOND     HIGH YIELD BOND         PORTFOLIO
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......     18,724,231.329    16,579,588.790       12,180,746.727                   N/A
Unit value
  (Discovery
  Preferred):.....  $         1.04505   $       1.06033    $         1.12263                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....  $      19,567,758   $    17,579,835    $      13,674,472                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........     16,621,393.391     6,007,103.917        8,231,177.952         8,643,613.602
Unit value
  (Discovery
  Select):........  $         1.04505   $       1.06033    $         1.12263    $          1.05185
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Select):........  $      17,370,187   $     6,369,513    $       9,240,567    $        9,091,785
                    -----------------  -----------------  -------------------  --------------------
TOTAL CONTRACT
OWNER EQUITY:.....  $      36,937,945   $    23,949,348    $      22,915,039    $        9,091,785
                    -----------------  -----------------  -------------------  --------------------
                    -----------------  -----------------  -------------------  --------------------


                                                SUBACCOUNTS (CONTINUED)
                    -------------------------------------------------------------------------------
                                                               AIM V.I.           T. ROWE PRICE
                       PRUDENTIAL         PRUDENTIAL        GROWTH & INCOME       EQUITY INCOME
                       STOCK INDEX       EQUITY INCOME         PORTFOLIO            PORTFOLIO
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......     12,874,426.991    19,788,860.548                  N/A                   N/A
Unit value
  (Discovery
  Preferred):.....  $         1.13652   $       1.23339                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....  $      14,632,044   $    24,407,383                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........      7,481,300.307     2,784,920.648        3,408,549.878         6,578,342.434
Unit value
  (Discovery
  Select):........  $         1.13652   $       1.23339    $         1.03757    $          1.04885
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Select):........  $       8,502,647   $     3,434,893    $       3,536,609    $        6,899,694
                    -----------------  -----------------  -------------------  --------------------
TOTAL CONTRACT
OWNER EQUITY:.....  $      23,134,691   $    27,842,276    $       3,536,609    $        6,899,694
                    -----------------  -----------------  -------------------  --------------------
                    -----------------  -----------------  -------------------  --------------------

                                                SUBACCOUNTS (CONTINUED)
                    -------------------------------------------------------------------------------
                                          PRUDENTIAL            AIM V.I            JANUS ASPEN
                       PRUDENTIAL          JENNISON              VALUE            SERIES GROWTH
                         EQUITY            PORTFOLIO             FUND               PORTFOLIO
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......     57,622,650.499    23,134,855.147                  N/A                   N/A
Unit value
  (Discovery
  Preferred):.....  $         1.20807   $       1.13943                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....  $      69,612,196   $    26,360,548                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........      8,287,180.736     4,882,616.029        4,033,863.906         5,459,308.662
Unit value
  (Discovery
  Select):........  $         1.20807   $       1.13943    $         1.04935    $          1.00830
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Select):........  $      10,011,494   $     5,563,399    $       4,232,935    $        5,504,621
                    -----------------  -----------------  -------------------  --------------------
TOTAL CONTRACT
OWNER EQUITY:.....  $      79,623,690   $    31,923,947    $       4,232,935    $        5,504,621
                    -----------------  -----------------  -------------------  --------------------
                    -----------------  -----------------  -------------------  --------------------

                                      A11

                                                SUBACCOUNTS (CONTINUED)
                    -------------------------------------------------------------------------------
                                              MFS          OCC ACCUMULATION       WARBURG PINCUS
                           MFS          EMERGING GROWTH    TRUST SMALL CAP.    POST-VENTURE CAPITAL
                     RESEARCH SERIES        SERIES             PORTFOLIO            PORTFOLIO
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......                N/A               N/A                  N/A                   N/A
Unit value
  (Discovery
  Preferred):.....                N/A               N/A                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....                N/A               N/A                  N/A                   N/A
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........      2,727,173.841     5,755,823.499        2,345,892.859         1,786,114.670
Unit value
  (Discovery
  Select):........  $         1.02610   $       0.95812    $         1.05106    $          0.95745
                    -----------------  -----------------  -------------------  --------------------
Contract Owner
  Equity
  (Discovery
  Select):........  $       2,798,353   $     5,514,770    $       2,465,674    $        1,710,115
                    -----------------  -----------------  -------------------  --------------------
TOTAL CONTRACT
OWNER EQUITY:.....  $       2,798,353   $     5,514,770    $       2,465,674    $        1,710,115
                    -----------------  -----------------  -------------------  --------------------
                    -----------------  -----------------  -------------------  --------------------

                                     SUBACCOUNTS (CONTINUED)
                    ---------------------------------------------------------
                                          JANUS ASPEN
                                            SERIES           T. ROWE PRICE
                       PRUDENTIAL        INTERNATIONAL    INTERNATIONAL STOCK
                         GLOBAL             GROWTH             PORTFOLIO
                    -----------------  -----------------  -------------------
Contract Owner
 Units Outstanding
 (Discovery
 Preferred):......     10,486,229,266               N/A                  N/A
Unit value
  (Discovery
  Preferred):.....  $         1.19505               N/A                  N/A
                    -----------------  -----------------  -------------------
Contract Owner
  Equity
  (Discovery
  Preferred):.....  $      12,531,568               N/A                  N/A
                    -----------------  -----------------  -------------------
Contract Owner
  Units
  Outstanding
  (Discovery
  Select):........      1,375,155.605     5,902,196.099        2,951,073.568
Unit value
  (Discovery
  Select):........  $         1.19505   $       1.05349    $         1.03988
                    -----------------  -----------------  -------------------
Contract Owner
  Equity
  (Discovery
  Select):........  $       1,643,380   $     6,217,905    $       3,068,762
                    -----------------  -----------------  -------------------
TOTAL CONTRACT
OWNER EQUITY:.....  $      14,174,948   $     6,217,905    $       3,068,762
                    -----------------  -----------------  -------------------
                    -----------------  -----------------  -------------------

NOTE 5:  CHARGES AND EXPENSES

A.  Mortality Risk and Expense Risk Charges

    The mortality risk and expense risk charges at an effective annual rate of 1.25% are applied against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Mortality risk is that Annuitants may live longer than estimated and expense risk is that the cost of issuing and administering the policies may exceed the estimated expenses. For 1996, the amount of charges paid to Pruco Life for Discovery Preferred was $1,870,725. For 1996, the amount of charges paid to Pruco Life for Discovery Select was $113,273.

B.  Administration Charge

    The administration charge at an effective annual rate of .15% is applied against the net assets representing equity of Discovery Preferred and Discovery Select Contract owners held in each subaccount. Administration charges include costs associated with issuing the Contract, establishing and maintaining records, and providing reports to Contract owners. For 1996 the amount of these charges paid to Pruco Life for Discovery Preferred was $225,711. For 1996 the amount of these charges paid to Pruco Life for Discovery Select was $13,667.

C.  Withdrawal Charge

    Subsequent to a Contract owner redemption, a withdrawal charge may be made upon full or partial withdrawals. The charge compensates Pruco Life for paying all of the expenses of selling and distributing

                                      A12
    the Contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature, and other promotional activities. No withdrawal charge is imposed whenever earnings are withdrawn. For 1996, the amount of these charges paid to Pruco Life for Discovery Preferred was $88,036. For 1996, the amount of these charges paid to Pruco Life for Discovery Select was $2,633.

NOTE 6:  TAXES

Pruco Life is taxed as a "life insurance company" under the Internal Revenue Code and the operations of the Account form a part of and are taxed with those of Pruco Life. Under current federal law, no federal income taxes are payable by the Account. As such, no provision for tax liability has been recorded.

NOTE 7:  NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM EQUITY TRANSFERS

The increase (decrease) in net assets resulting from equity transfers represents the net contributions (withdrawals) of Pruco Life to (from) the Account.

                                      A13

NOTE 8:  PURCHASES AND SALES OF INVESTMENTS

The aggregate costs of purchases and proceeds from sales of investments in the Series Fund, Inc., and non-Prudential administered subaccounts were as follows:

                                                      PORTFOLIOS
                    ------------------------------------------------------------------------------
                                                                                OCC ACCUMULATION
                       PRUDENTIAL        PRUDENTIAL          PRUDENTIAL          TRUST MANAGED
                      MONEY MARKET    DIVERSIFIED BOND     HIGH YIELD BOND         PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
For the year ended
December 31, 1996
Purchases.........   $   41,218,000     $  26,276,000      $    25,393,000       $   10,551,000
Sales.............   $   (1,019,000)    $  (1,007,000)     $      (106,000)      $            0


                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                                              AIM V.I.           T. ROWE PRICE
                       PRUDENTIAL        PRUDENTIAL        GROWTH & INCOME       EQUITY INCOME
                      STOCK INDEX       EQUITY INCOME         PORTFOLIO            PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
For the year ended
December 31, 1996
Purchases.........   $   24,281,000     $  26,245,000      $     4,824,000       $    8,478,000
Sales.............   $            0     $           0      $             0       $            0

                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                                               AIM V.I            JANUS ASPEN
                       PRUDENTIAL        PRUDENTIAL             VALUE            SERIES GROWTH
                         EQUITY           JENNISON              FUND               PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
For the year ended
December 31, 1996
Purchases.........   $   76,538,000     $  33,037,000      $     4,966,000       $    6,632,000
Sales.............   $            0     $  (1,185,000)     $             0       $            0

                                                PORTFOLIOS (CONTINUED)
                    ------------------------------------------------------------------------------
                                             MFS          OCC ACCUMULATION       WARBURG PINCUS
                          MFS          EMERGING GROWTH    TRUST SMALL CAP.    POST-VENTURE CAPITAL
                    RESEARCH SERIES        SERIES             PORTFOLIO            PORTFOLIO
                    ----------------  -----------------  -------------------  --------------------
For the year ended
December 31, 1996
Purchases.........   $    3,817,000     $   7,620,000      $     3,505,000       $    2,168,000
Sales.............   $            0     $           0      $             0       $            0

                                     PORTFOLIOS (CONTINUED)
                    --------------------------------------------------------
                                         JANUS ASPEN
                                           SERIES           T. ROWE PRICE
                       PRUDENTIAL       INTERNATIONAL    INTERNATIONAL STOCK
                         GLOBAL            GROWTH             PORTFOLIO
                    ----------------  -----------------  -------------------
For the year ended
December 31, 1996
Purchases.........   $   13,860,000     $   6,923,000      $     3,752,000
Sales.............   $     (182,000)    $           0      $             0

                                      A14

REPORT OF INDEPENDENT ACCOUNTANTS

To the Contract Owners of
Discovery Select Variable Annuity Subaccounts of
Pruco Life Flexible Premium Variable Annuity Account and the Board of Directors of Pruco Life Insurance Company

In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets present fairly, in all material respects, the financial position of Prudential Money Market Subaccount, Prudential Diversified Bond Subaccount, Prudential High Yield Bond Subaccount, OCC Accumulation Trust Managed Portfolio Subaccount, Prudential Stock Index Subaccount, Prudential Equity Income Subaccount, AIM V.I. Growth and Income Fund Subaccount, T. Rowe Price Equity Income Portfolio Subaccount, Prudential Equity Subaccount, Prudential Jennison Subaccount, AIM V.I. Value Fund Subaccount, Janus Aspen Growth Portfolio Subaccount, MFS Research Series Subaccount, MFS Emerging Growth Series Subaccount, OCC Accumulation Trust Small Cap Portfolio Subaccount, Warburg Pincus Port-Venture Capital Portfolio Subaccount, Prudential Global Subaccount, Janus Aspen International Growth Portfolio Subaccount and T. Rowe Price International Stock Portfolio Subaccount of Pruco Life Flexible Premium Variable Annuity Account at December 31, 1996, and the results of each of their operations and the changes in each of their net assets for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Pruco Life Insurance Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of shares owned in The Prudential Series Fund, Inc. at December 31, 1996, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
New York, New York
March 31, 1997

                                      A15

INDEPENDENT AUDITORS' REPORT

To the Contract Owners of
Pruco Life Flexible Premium Variable Annuity
Account and the Board of Directors
of Pruco Life Insurance Company
Newark, New Jersey

We have audited the accompanying statements of changes in net assets of Pruco Life Flexible Premium Variable Annuity Account of Pruco Life Insurance Company (comprising, respectively, the Money Market, Diversified Bond, Equity, Flexible Managed, Conservative Balanced, High Yield Bond, Equity Income, Natural Resources, Global, Prudential Jennison, and Small Capitalization Stock subaccounts) for the periods presented in the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the changes in net assets of each of the respective subaccounts constituting the Pruco Life Flexible Premium Variable Annuity Account for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Parsippany, New Jersey
February 15, 1996

                                      A16


                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION



                                                              DECEMBER 31,
                                                      1996                   1995
                                                   -----------            ------------
                                                                (000'S)
ASSETS
Fixed maturities
    Held to maturity                               $  405,731             $   437,727
    Available for sale                              2,236,817               2,144,854
Equity securities                                       3,748                   4,036
Mortgage loans                                         46,915                  64,464
Investment real estate                                      -                   4,059
Policy loans                                          639,782                 569,273
Other long term investments                             4,528                   4,159
Short term investments                                169,830                 228,016
                                                   -----------            ------------
    Total invested assets                           3,507,351               3,456,588
                                                   -----------            ------------
Cash                                                   73,766                  41,435
Deferred policy acquisition costs                     633,159                 566,976
Premiums due                                            9,084                   6,367
Accrued investment income                              62,110                  59,862
Receivable from affiliates                              1,901                   8,275
Federal income tax receivable                           7,191                   6,375
Reinsurance recoverable on unpaid losses               27,014                  27,914
Other assets                                           20,000                  12,578
Separate Account assets                             5,336,851               4,285,268
                                                   -----------            ------------
TOTAL ASSETS                                       $9,678,427              $8,471,638
                                                   ===========            ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Future policy benefits and other policyholders'
   liabilities                                     $  557,351             $   501,200
Policyholders' account balances                     2,188,862               2,218,330
Deferred federal income tax payable                   148,960                 141,048
Payable to affiliate                                   51,729                  41,584
Other liabilities                                      55,090                  37,387
Separate Account liabilities                        5,277,454               4,263,896
                                                   -----------            ------------
Total Liabilities                                   8,279,446               7,203,445
                                                   -----------            ------------
Contingencies - Note 9
Stockholder's Equity
Common Stock, $10 par value;
        1,000,000 shares, authorized;
        250,000 shares, issued and outstanding at
        December 31, 1996 and 1995                      2,500                   2,500
Paid-in-capital                                       439,582                 439,582
Net unrealized investment gains (less deferred
   income tax)                                         12,402                  30,836
Retained earnings                                     944,497                 795,275
                                                   -----------            ------------
Total Stockholder's Equity                          1,398,981               1,268,193
                                                   -----------            ------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                               $9,678,427              $8,471,638
                                                   ===========            ============





               SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                      1996       1995        1994
                                                   -----------------------------------
                                                                (000'S)
REVENUES
Premiums                                           $   51,525  $  42,089   $   22,689
Policy charges and fee income                         324,976    319,012      308,753
Net investment income                                 247,328    246,618      241,132
Realized investment gains (losses)                     10,835     13,200     (41,074)
Other income                                           20,818     26,986       13,259
                                                   -----------------------------------

Total Revenues                                        655,482    647,905      544,759
                                                   -----------------------------------

BENEFITS AND EXPENSES

Policyholders' benefits                               186,873    153,987      121,949
Interest credited to policyholders' account
   balances                                           118,246    126,926      113,711
Other operating costs and expenses                    122,006    134,790      179,173
                                                   -----------------------------------

Total Benefits and Expenses                           427,125    415,703      414,833
                                                   -----------------------------------

Income before income tax provision                    228,357    232,202      129,926
                                                   -----------------------------------

Income tax provision                                   79,135     79,558       48,031
                                                   -----------------------------------

NET INCOME                                         $  149,222  $ 152,644     $ 81,895
                                                   ===================================






                        SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY



                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                       1996       1995        1994
                                                   -----------------------------------
                                                                (000'S)
Common Stock

Balance, beginning of year                         $    2,500   $   2,500   $   2,500
Issued during year                                          -           -           -
                                                   -----------------------------------

Balance, end of year                                    2,500       2,500       2,500
                                                   -----------------------------------

Paid in Capital

Balance, beginning of year                            439,582     439,582     439,582
Paid in during year                                         -           -           -
                                                   -----------------------------------

Balance, end of year                                  439,582     439,582     439,582
                                                   -----------------------------------

Net Unrealized Investment Gains (Losses)
   (Less Deferred Income Tax)

Balance, beginning of year                             30,836      (1,349)          -
Adoption of SFAS 115                                        -     (39,762)          -
Net change in unrealized investment
   gains (losses)                                     (18,434)     71,947      (1,349)
                                                   -----------------------------------

Balance, end of year                                   12,402      30,836      (1,349)
                                                   -----------------------------------

RETAINED EARNINGS

Balance, beginning of year                            795,275     642,631     560,736
Net income                                            149,222     152,644      81,895
                                                   -----------------------------------

Balance, end of year                                  944,497     795,275     642,631
                                                   -----------------------------------

TOTAL STOCKHOLDER'S EQUITY                         $1,398,981  $1,268,193  $1,083,364
                                                   ===================================






                        SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED
                                                                                     DECEMBER 31,
                                                                          1996           1995            1994
                                                                    ------------------------------------------
                                                                                        (000'S)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $   149,222    $   152,644    $    81,895
Adjustments to reconcile net income to net cash from
     operating activities:
     Increase in future policy benefits and other policyholders'
         liabilities                                                      56,151         22,877         31,932
     General account policy fee income                                   (50,286)       (56,637)       (48,401)
     Interest credited to policyholders' account balances                118,246        126,926        113,711
     Net decrease (increase) in Separate Accounts                        (38,025)        (3,520)        (4,121)
     Net realized investment (gains) losses                              (10,835)       (13,200)        41,074
     Amortization and other non-cash items                                26,709         (8,106)         6,228
     Change in:
         Accrued investment income                                        (2,248)          (480)        (2,597)
         Premiums due                                                     (2,717)        (1,957)        (1,374)
         Receivable from affiliates                                        6,374           (758)          (637)
         Note receivable from affiliate                                     --             --           50,000
         Deferred policy acquisition costs                               (66,183)        31,318         34,124
         Federal income tax receivable                                      (816)        12,031        (28,908)
         Other assets                                                     (6,522)       (12,689)       (11,121)
         Payable to affiliate                                             10,145         11,327        (24,029)
         Deferred federal income tax payable                               7,912         30,779           --
         Other liabilities                                                17,703        (61,306)        (5,293)
                                                                     -----------------------------------------
Cash Flows From Operating Activities                                     214,830        229,249        232,483
                                                                     -----------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from the sale/maturity of:
         Fixed maturities:
               Held to maturity                                          138,127        144,898      2,710,423
               Available for sale                                      3,886,254      1,886,687           --
         Equity securities                                                 7,527          5,557          1,910
         Mortgage loans                                                   19,226          7,395         10,821
         Other long term investments                                         288          1,559            607
         Investment real estate                                            4,488          2,926          8,677
     Payments for the purchase of:
         Fixed maturities:
               Held to maturity                                         (114,494)      (135,092)    (2,561,082)
               Available for sale                                     (4,008,810)    (1,741,139)          --
         Equity securities                                                (4,697)        (4,279)        (2,436)
         Mortgage loans                                                     --             --          (35,276)
         Other long term investments                                        (657)        (1,674)        (1,584)
     Policy loans                                                        (70,509)       (75,411)       (73,591)
     Net proceeds (payments) of short term investments                    58,186        (36,482)         9,845
                                                                     -----------------------------------------
Cash Flows From Investing Activities                                     (85,071)        54,945         68,314
                                                                     -----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Policyholders' account balances:
          Deposits                                                       536,370         95,039        114,105
          Withdrawals (net of transfers to/from separate accounts)      (633,798)      (365,578)      (387,793)
                                                                     -----------------------------------------
Cash Flows From Financing Activities                                     (97,428)      (270,539)      (273,688)
                                                                     -----------------------------------------
     Net increase in Cash                                                 32,331         13,655         27,109
     Cash, beginning of year                                              41,435         27,780            671
                                                                     -----------------------------------------
CASH, END OF YEAR                                                    $    73,766    $    41,435    $    27,780
                                                                     =========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
      Income taxes paid                                              $    61,760    $    53,107    $    56,089
                                                                     =========================================



               SEE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994

    1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPLES

    A.  Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of Pruco Life Insurance Company (Pruco Life), a stock life insurance company, and its subsidiaries (collectively, the Company). Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a mutual life insurance company. The Company markets individual life insurance and deferred annuities primarily through Prudential's sales force in the United States, and in Taiwan. All significant intercompany balances and transactions have been eliminated in consolidation.

    B.  Basis of Presentation

    The Financial Accounting Standards Board (FASB) issued Interpretation No. 40 "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises", as amended by Statement of Financial Accounting Standards (SFAS) No. 120 "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts", effective for fiscal years beginning after December 15, 1995. Financial statements of mutual life insurance companies, and their wholly owned stock life insurance subsidiaries, for periods beginning after December 15, 1995 which are prepared on the basis of statutory accounting practices will no longer be characterized as in conformity with generally accepted accounting principles (GAAP). As a result, the Company has prepared its 1996 consolidated financial statements in accordance with all applicable GAAP pronouncements. The 1995 and 1994 consolidated financial statements, which were previously prepared on the statutory basis of accounting, have been restated in accordance with GAAP. The cumulative effect of adopting GAAP as of January 1, 1994 was an increase in retained earnings of $378.3 million. See Note 7 for a reconciliation of the Company's surplus and net income determined in accordance with statutory accounting practices with equity and net income determined on a GAAP basis.

    On January 1, 1995, the Company adopted SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," which expanded the use of fair value accounting for those securities that a company does not have positive intent and ability to hold to maturity. Implementation of this statement decreased stockholder's equity by $39.8 million net of deferred income tax benefit of $21.4 million. In 1994 prior to the adoption of SFAS 115, all fixed maturities were carried at amortized cost.

    C.  Investments

    Fixed Maturities - Securities held to maturity are those that the Company has the positive intent and ability to hold to maturity and are principally reported at amortized cost. Amortized cost is adjusted to estimated fair value for impairments which are deemed to be other than temporary.

    Where the Company may not have the positive intent to hold fixed maturities until maturity, the securities are classified as "Available for Sale." These securities are reported at market value based principally on their quoted market prices. The associated unrealized gains and losses, net of income taxes and deferred policy acquisition costs, are included as a component of equity or if deemed to be other than temporary, are included as a realized loss.

    Equity Securities consist primarily of common and preferred stocks. Marketable equity securities are reported at market value based principally on their quoted market prices. Cost basis of the equity securities is $3.9 million and $5.3 million as of December 31, 1996 and 1995, respectively. The associated unrealized gains and losses are included as a component of equity.

    Mortgage Loans and Policy Loans are stated primarily at unpaid principal balances, net of unamortized discounts. Interest income is recognized as net investment income earned.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    Investment Real Estate acquired through foreclosure during 1994 was sold in 1996 for $4.5 million.

    Other Long Term Investments, which consist of limited partnerships, are valued at the aggregate net equity in the partnerships. Certain investments in this category were non-income producing at December 31, 1995. These investments were $.3 million at December 31, 1995. There were no non-income producing investments at December 31, 1996 and 1994.

    Partnership and joint venture interests in which the Company does not have control and a majority economic interest are reported on the equity basis of accounting. Non real estate related interests of $4.5 million and $4.1 million are included in other long term investments, at December 31, 1996 and 1995, respectively. The Company's share of net income from such entities was $1.4 million, $.3 million, and $1.9 million for the years ended December 31, 1996, 1995, and 1994, respectively, and is reported in net investment income.

    Realized investment gains and losses are reported based on specific identification of the investments sold.

    Short-term investments are fixed maturities that mature within one year, and are reported at estimated fair value.

    D.  Revenue Recognition and Related Expenses

    Universal life contracts are long duration life insurance contracts that involve significant mortality and morbidity risk with both fixed and guaranteed terms. Investment contracts are long duration contracts that do not subject the insurance enterprise to risks arising from policyholder mortality or morbidity. Amounts received as payments for these contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist primarily of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration fees and surrender charges. Policy benefits and claims that are charged to expenses include benefit claims incurred in the period in excess of related policyholders' account balances.

    Premiums, policy benefits and claims from traditional life and annuity policies, generally are recognized in operations when due.

    E.  Deferred Policy Acquisition Costs

    Acquisition costs consist of commissions and other costs which vary with and are primarily related to the production or acquisition of new business. Acquisition costs related to universal life products and investment-type contracts are deferred and amortized in proportion to total estimated gross profits arising principally from investment results, mortality, expense margins and surrender charges based on historical and anticipated future experience. Amortization of deferred policy acquisition costs was $9.3 million, $54.4 million, and $76.0 million for the years ended December 31, 1996, 1995, and 1994, respectively. Deferred policy acquisition costs are analyzed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable, they are expensed at the time of determination. The effect on the deferred policy acquisition asset that would result from realization of unrealized investment gains (losses) is recognized with an offset to unrealized investment gains (losses) in consolidated stockholder's equity.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    F.   Future Policy Benefits and Policyholders' Account Balances

    Benefit reserve liabilities for payout annuities such as matured deferred annuities and supplementary contracts represent the present values of estimated future benefits payments and related expenses. Present values for these contracts are computed using interest rates ranging from 6.5% to 11%. The mortality assumption for these contracts is the 83 IAM tables. Reserves for supplementary benefits are stated at interest rates that vary from 4% to 6.5% using mortality and morbidity assumptions either from company experience or various actuarial tables.

    When liabilities for future policy benefits plus the present value of expected future gross deposits are insufficient to provide expected future policy benefits and expenses, unrecoverable deferred policy acquisition costs are written off and thereafter, if required, a premium deficiency reserve is established as a charge to income.

    Policyholders' account balances for universal life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross deposits plus interest credited less expense and mortality charges and withdrawals.

    Interest crediting rates on life insurance products range from 3.35% to 7%.


    G.  Separate Accounts

    Separate Accounts represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the policyholders, with the exception of the Pruco Life Modified Guaranteed Annuity Account. The Pruco Life Modified Guaranteed Annuity Account is a non-unitized separate account, which funds the Modified Guaranteed Annuity Contract and the Market Value Adjustment Annuity Contract. Owners of the Pruco Life Modified Guaranteed Annuity and the Market Value Adjustment Annuity Contracts do not participate in the investment gain or loss from assets relating to such accounts. Such gain or loss is borne, in total, by the Company.

    All Separate Account assets are carried at market value. Deposits to all Separate Accounts are reported as increases in Separate Account liabilities, which equal the Separate Account policy account fund values. Charges assessed against Policyholders' account balances for mortality, policy administration and surrender charges are included in policy charges and fee income. Mortality and expense risk charges are applied against the Policyholders' account balance. The Separate Account assets are legally segregated and are not subject to claims that arise out of any other business of the Company.

    H.  Estimates

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



2.  FIXED MATURITIES

Gross unrealized gains and losses for securities classified as Held to Maturity and Available for Sale, by major security type, are as follows:

                                                DECEMBER 31, 1996
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies                $       -       $       -       $       -       $       -

Foreign government bonds                         -               -               -               -

Corporate securities                       405,731          10,947             576         416,102

Mortgage-backed securities                       -               -               -               -

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                    $ 405,731       $  10,947       $     576       $ 416,102
---------------------------------------------------------------------------------------------------





                                                DECEMBER 31, 1996
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Available For Sale
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies              $    32,055       $      30        $    174    $     31,911

Foreign government bonds                    90,447             857             205          91,099

Corporate securities                     2,087,250          30,365           4,206       2,113,409

Mortgage-backed securities                     398               -               -             398

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                  $ 2,210,150       $  31,252        $  4,585    $  2,236,817
---------------------------------------------------------------------------------------------------


                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994




                                                DECEMBER 31, 1995
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies              $         -     $         -     $         -      $        -

Foreign government bonds                         -               -               -               -

Corporate securities                       437,727          18,629           1,805         454,551

Mortgage-backed securities                       -               -               -               -

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                  $   437,727     $    18,629     $     1,805      $  454,551
---------------------------------------------------------------------------------------------------





                                                DECEMBER 31, 1995
---------------------------------------------------------------------------------------------------
                                                        Gross           Gross
                                       Amortized      Unrealized      Unrealized            Fair
(000's)                                  Cost           Gains           Losses             Value
---------------------------------------------------------------------------------------------------
Available For Sale
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies             $    324,854     $     6,830     $        61    $    331,623

Foreign government bonds                    73,042           3,055               -          76,097

Corporate securities                     1,507,248          54,545           2,168       1,559,625

Mortgage-backed securities                 169,190           8,717             398         177,509

Other fixed maturities                           -               -               -               -

---------------------------------------------------------------------------------------------------
Total                                 $  2,074,334     $    73,147     $     2,627    $  2,144,854
---------------------------------------------------------------------------------------------------


                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



The amortized cost and estimated fair value of fixed maturities at December 31, 1996, categorized by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties.



                                DECEMBER 31, 1996
------------------------------------------------------------------------------
                                                                     Estimated
                                                        Amortized       Fair
(000's)                                                    Cost        Value
------------------------------------------------------------------------------
Held to Maturity

Due in one year or less                                $   28,653   $   28,762

Due after one year through five years                     156,013      158,183

Due after five years through ten years                    194,765      202,766

Due after ten years                                        26,300       26,391

Mortgage-backed securities                                   --           --
------------------------------------------------------------------------------

Total                                                  $  405,731   $  416,102
------------------------------------------------------------------------------




                                DECEMBER 31, 1996
------------------------------------------------------------------------------
                                                                     Estimated
                                                        Amortized       Fair
(000's)                                                    Cost        Value
------------------------------------------------------------------------------
Available For Sale

Due in one year or less                                $  130,400   $  131,301

Due after one year through five years                   1,561,854    1,578,979

Due after five years through ten years                    398,090      404,920

Due after ten years                                       119,408      121,219

Mortgage-backed securities                                    398          398
------------------------------------------------------------------------------

Total                                                  $2,210,150   $2,236,817
------------------------------------------------------------------------------


Proceeds from the sale of fixed maturities during 1996, 1995, and 1994 were $3.8 billion, $1.8 billion, and $2.6 billion, respectively. Gross gains of $28.7 million, $28.8 million, and $16.8 million and gross losses of $19.7 million, $17.5 million, and $49.8 million were realized on those sales during 1996, 1995, and 1994, respectively.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994

3.  Net Investment Income                                         YEAR ENDED
                                                                  DECEMBER 31,
                                                        1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Net investment income consists of:
  Gross investment income
       Fixed maturities
            Held to maturity                         $  33,419    $  33,458    $ 196,909
            Available for sale                         152,445      160,740         --
       Equity securities                                    44          104           14
       Mortgage loans                                    5,669        7,757        4,041
       Investment real estate                              613          647        2,146
       Policy loans                                     33,449       29,775       25,692
       Short term investments                           16,780       15,092       12,676
       Other                                             9,438        3,949        5,075
                                             -------------------------------------------
                                                       251,857      251,522      246,553
  Investment expenses                                   (4,529)      (4,904)      (5,421)
                                             ===========================================
  Net investment income                              $ 247,328    $ 246,618    $ 241,132
                                             ===========================================


4.  Investment Gains (Losses)
                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                        1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Realized investment gains (losses)
       Fixed maturities - Available for sale         $   9,036    $  11,359    $ (38,180)
       Equity securities                                   781        2,020          503
       Mortgage loans                                    1,677          (90)      (4,581)
       Investment real estate                              487          (99)       1,184
       Other                                            (1,146)          10         --
                                             -------------------------------------------

Realized investment gains (losses)                   $  10,835    $  13,200    $ (41,074)
                                             ===========================================


                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                                          1996         1995         1994
                                             -------------------------------------------
                                                                    (000'S)
Net unrealized investment gains
    (losses), beginning of period                    $  30,836    $  (1,349)   $    --

Net unrealized investment gains (losses)
    Fixed maturities - Available for sale              (43,853)     131,712         --
    Equity securities                                    1,403          827       (2,108)
                                             -------------------------------------------
                                                       (42,450)     132,539       (2,108)

Deferred income tax benefit (provision)                 15,398      (47,714)         759
Deferred policy acquisition costs
    (net of deferred income taxes)                       8,618      (12,878)        --
                                             -------------------------------------------
Net change in unrealized
    investment gains (losses)                          (18,434)      71,947       (1,349)

Adoption of SFAS 115                                      --        (39,762)        --

                                             -------------------------------------------
Net unrealized investment gains
    (losses), end of period                          $  12,402    $  30,836       (1,349)
                                             ===========================================

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


5.  Fair Value Information

The fair value amounts have been determined by the Company using available information and reasonable valuation methodologies. Considerable judgment is applied, as necessary, in interpreting data to develop the estimates of fair value. Accordingly, the estimates presented may not be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair values.

The following methods and assumptions were used in calculating the fair values.

Fixed Maturities - Fair values for fixed maturities, other than private placement securities, are based on quoted market prices or estimates from independent pricing services. Fair values for private placement securities are estimated using a discounted cash flow model which considers the current market spreads between the U.S. Treasury yield curve and corporate bond yield curve adjusted for the type of issue, its current quality and its remaining average life.

Equity Securities - Fair value is based on quoted market prices.

Mortgage Loans - The fair value of the mortgage loan portfolio is primarily based upon the present value of the scheduled cash flows discounted at the appropriate U.S. Treasury rate, adjusted for the current market spread for a similar quality mortgage.

Policy Loans - The estimated fair value is calculated using a discounted cash flow model based upon current U.S. Treasury rates and historical loan repayments.

Policyholders' Account Balances - Fair values for policyholders' account balances are equal to the policy account values.

Short-term Investments - Fair values for short-term investments are based on quoted market prices or estimates from independent pricing services.

The following table discloses the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995:

                                                           1996                                1995
                                            CARRYING VALUE      FAIR VALUE        CARRYING VALUE      FAIR VALUE
                                            --------------      ----------        --------------      ----------
                                                                         (000'S)
Financial Assets:
     Fixed maturities:
          Held to maturity                 $     405,731   $     416,102         $     437,727   $     454,551
          Available for sale                   2,236,817       2,236,817             2,144,854       2,144,854
     Mortgage loans                               46,915          46,692                64,464          63,635
     Policy loans                                639,782         623,218               569,273         577,975
     Equity securities                             3,748           3,748                 4,036           4,036
     Short-term investments                      169,830         169,830               228,016         228,016

Financial Liabilities:
     Policyholders'
        account balances                   $   2,188,862   $   2,188,862         $   2,218,330   $   2,218,330

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


6.  Income Taxes

The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return in addition to separate company state and local tax returns. The Internal Revenue Code limits the amount of nonlife insurance losses that may offset life insurance company taxable income. Companies operating outside the United States are taxed under applicable foreign statutes.

Pursuant to the tax allocation arrangement, total federal income tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal tax provision. The Company has a net receivable from Prudential of $7.2 million and $6.4 million as of December 31, 1996 and 1995, respectively.

Deferred income taxes are generally recognized when assets and liabilities have different values for financial statement and tax reporting purposes.


The components of income taxes are as follows:

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                             1996       1995       1994
                                    -------------------------------------
                                                       (000'S)
Current income tax provision:
   Federal income tax                      $ 59,489   $ 65,131   $ 59,641
   State and local income tax                   703      1,876      3,036
   Foreign income tax                             4          7          7
                                    -------------------------------------
   Total current income tax                  60,196     67,014     62,684
Deferred income tax provision
     (benefit):
   Federal income tax                        18,413     12,196    (14,246)
   State and local income tax                   526        348       (407)
                                    -------------------------------------
   Total deferred income tax                 18,939     12,544    (14,653)
                                    -------------------------------------
Total income tax provision                 $ 79,135   $ 79,558   $ 48,031
                                    =====================================



The income tax provision is different from the amount computed using the expected federal income tax rate of 35% for the following reasons:

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                              1996       1995       1994
                                      -------------------------------------
                                                        (000'S)

Expected federal income tax expense        $ 79,926    $ 81,271    $ 45,474
State income taxes                            1,229       2,224       2,629
Other                                        (2,020)     (3,937)        (72)
                                      =====================================
Total income tax provision                 $ 79,135    $ 79,558    $ 48,031
                                      =====================================

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994



The components of net deferred income taxes payable are as follows:

                                                    YEAR ENDED
                                                   DECEMBER 31,
                                              1996              1995
                                        ------------------------------
                                                      (000'S)
Deferred Income Tax Assets
Insurance liabilities                      $  38,532         $  40,732
Other                                           --                --
                                        ------------------------------
Total deferred income tax assets           $  38,532         $  40,732
                                        ==============================

Deferred Income Tax Liabilities
Deferred acquisition costs                 $ 173,785         $ 153,526
Net investment gains                          12,502            28,157
Other                                          1,205                97
                                        ------------------------------
Total deferred income tax liabilities        187,492           181,780
                                        ------------------------------
Deferred federal income tax payable        $ 148,960         $ 141,048
                                        ==============================



The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns through 1989. The Service is examining the years 1990 through 1992. Discussions are being held with the Service with respect to proposed adjustments. However, management believes there are adequate defenses against, or sufficient reserves to provide for, such adjustments.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    7.  Stockholder's Equity Reconciliation

    The reconciliation of statutory net income to GAAP net income, and statutory surplus to GAAP equity as of December 31, 1996, 1995, and 1994 are as follows:

                                                   1996               1995               1994
                                        ---------------------------------------------------------
                                                                 (000'S)
Statutory net income                           $    73,847        $   157,751        $    52,955
     Deferred acquisition costs                     48,862             (6,103)           (34,124)
     Deferred premium                                1,295               (743)             1,122
     Insurance liabilities                          10,211             22,890             31,780
     Income taxes                                   (7,780)           (27,669)            42,755
     Interest maintenance reserve                      365              5,480            (24,704)
     Separate accounts and other                    22,422              1,038             12,111
                                        ---------------------------------------------------------
GAAP net income                                $   149,222        $   152,644        $    81,895
                                        =========================================================


Statutory surplus                              $   901,645        $   829,022        $   676,087
     Investment valuation                           26,678             70,776                  -
     Deferred acquisition costs                    633,159            566,976            598,294
     Deferred premium                              (11,859)           (13,154)           (12,412)
     Insurance liabilities                        (124,781)          (153,995)           (71,076)
     Income taxes                                 (124,823)          (128,070)           (82,167)
     Asset valuation reserve and interest
           maintenance reserve                      68,733             64,551             23,690
     Other                                          30,229             32,087            (49,052)
                                        ---------------------------------------------------------
GAAP stockholder's equity                      $ 1,398,981        $ 1,268,193        $ 1,083,364
                                        =========================================================



    The New York State Insurance Department ("Department") recognizes only statutory accounting for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF
                  PRUCO LIFE INSURANCE COMPANY AND SUBSIDIARIES
                        DECEMBER 31, 1996, 1995, AND 1994


    8.  Related Party Transactions

    A.  Service Agreements

    The Company, Prudential, and Pruco Securities Corporation, an indirect wholly-owned subsidiary of Prudential, operate under service and lease agreements whereby services of officers and employees, supplies, use of equipment and office space are provided. The net cost of these services allocated to the Company were $102 million, $98 million and $78 million for the years ended December 31, 1996, 1995, and 1994, respectively.

    B.  Pension Plans

    The Company is a wholly-owned subsidiary of Prudential which sponsors several defined benefit pension plans that cover substantially all of its employees. Benefits are generally based on career average earnings and credited length of service. Prudential's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service contribution guidelines.

    No pension expense for contributions to the plan was allocated to the Company in 1996, 1995, or 1994 because the plan was subject to the full funding limitation under the Internal Revenue Code.

    C.  Postretirement Life and Health Benefits

    Prudential also sponsors certain life insurance and health care benefits for its retired employees. Substantially all employees may become eligible to receive a benefit if they retire after age 55 with at least 10 years of service. Prudential elected to amortize its obligation over twenty years. A provision for contributions to the postretirement fund is included in the net cost of services allocated to the Company discussed above for the years ended December 31, 1996, 1995, and 1994.

    D.  Reinsurance

    The Company currently has three reinsurance agreements in place with Prudential (the reinsurer). Specifically: reinsurance Group Annuity Contract, whereby the reinsurer, in consideration for a single premium payment by the Company, provides reinsurance equal to 100% of all payments due under the contract, and two yearly renewable term agreements in which the Company may offer and the reinsurer may accept reinsurance on any life in excess of the Company's maximum limit of retention. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. These agreements had no material effect on net income for the years ended December 31, 1996, 1995, and 1994.

    9.  Contingencies

    Several actions have been brought against the Company on behalf of those persons who purchased life insurance policies based on complaints about sales practices engaged in by Prudential, the Company and agents appointed by Prudential and the Company. Prudential has agreed to indemnify the Company for any and all losses resulting from such litigation.

    10.  Dividends

    The Company is subject to Arizona law which limits the amount of dividends that insurance companies can pay to stockholders. The maximum dividend which may be paid in any twelve month period without notification or approval is limited to the lesser of 10% of surplus as of December 31 of the preceding year or the net gain from operations of the preceding calendar year. Cash dividends may only be paid out of surplus derived from realized net profits. Based on these limitations and the Company's surplus position at December 31, 1996, the Company would be permitted a maximum of $48 million in dividend distribution in 1997, all of which could be paid in cash, without approval from The State of Arizona Department of Insurance.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Pruco Life Insurance Company


In our opinion, the accompanying consolidated statement of financial position and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Pruco Life Insurance Company and its subsidiaries at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP
--------------------------
PRICE WATERHOUSE LLP
New York, New York
March 21, 1997

INDEPENDENT AUDITORS' REPORT


To The Board of Directors of
Pruco Life Insurance Company
Newark, New Jersey


We have audited the accompanying consolidated statement of financial position of Pruco Life Insurance Company and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements presents fairly, in all material respects, the consolidated financial position of Pruco Life Insurance Company and subsidiaries as of December 31, 1995, and the consolidated results of operations and cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company has retroactively adopted all applicable generally accepted accounting principles relating to stock life insurance subsidiaries of mutual life insurance companies and has changed, as of January 1, 1995, the method of accounting for fixed maturity investments.


/s/ DELOITTE & TOUCHE LLP
Parsippany, N.J.
December 19, 1996

WITH RESPECT TO RESIDENTS OF STATES, OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY SELECT(SM) IS BEING OFFERED. WITH RESPECT TO RESIDENTS OF PENNSYLVANIA, SEE PAGE C-4.

                         MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

     1. The number of whole months remaining in the existing interest rate period.

     2.   The guaranteed interest rate.

     3. The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

Stated as a formula, the Market Value Factor is equal to:

(M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

M = the number of whole months (not to be less than one) remaining in the interest rate period.

R = the Contract's guaranteed interest rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interest rates, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest rate period, plus 1 year as of the date the request for a withdrawal or transfer is received.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

     STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

     STEP 2: Interpolate the interest rates Pruco Life of New Jersey declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

     STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

     STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

     STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rates declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2004, plus 1 year) is 11%.

The following computations would be made:

     1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

     2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                  DATE           PAYMENT             FREE
                  ----           -------             ----
                 12/1/95          $10,000           $1,000
                 12/1/96                            $2,000
                 10/1/97          $ 5,000           $2,500
                 12/1/97                            $4,000
                 12/1/98                            $5,500
                 12/1/99                            $7,000

          The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

     3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

                 $8,500.00 requested withdrawal amount
               - $7,000.00 charge-free
               -----------
                 $1,500.00 additional amount needed to complete withdrawal

          The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

                     $1,500.00/(1 - .03)=
                     $1,500.00 /0.97    = $1,546.39 grossed-up amount

          Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

                         $1,546.39 grossed-up amount
                        x      .03 withdrawal charge rate
                        ----------
                         $   46.39 withdrawal charge

     4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

               -0.13750 X $5,985.23 =     -822.97 negative MVA
                                       $ 5,985.23 unadjusted value
                                       ----------
                                       $ 5,162.26 adjusted value
                                       $12,000.00 Equity value
                                       ----------
                                       $17,162.26 adjusted Contract Fund

     5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

              Equity   ($  12,000/$17,162.26) x $8,546.39 = $5,975.71
              7-Yr MVA ($5,162.26/$17,162.26) x $8,546.39 = $2,570.68
                                                            ---------
                                                            $8,546.39

     6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

WITH RESPECT TO RESIDENTS OF PENNSYLVANIA ONLY.

                         MARKET-VALUE ADJUSTMENT FORMULA

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

     1. The number of whole months remaining in the existing interest rate period.

     2.   The guaranteed interest rate.

     3. The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

Stated as a formula, the Market Value Factor is equal to:

(M/12) x (R-C), not to exceed +0.40 or be less than -0.40;

Where,

M = the number of whole months (not to be less than one) remaining in the interest rate period.

R = the Contract's guaranteed interest rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n + 1) year rate + (365-m)/365 x n year rate, where 'n' equals years and 'm' equals days remaining in year 'n' of the existing interest rate period.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

The steps below explain how a Market-Value Adjustment is calculated.

     STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

     STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

     STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

     STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

     STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

     STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

Depending upon when the withdrawal request is made, a withdrawal charge may apply.

The following example will illustrate the application of a Market-Value Adjustment and the determination of the withdrawal charge. Suppose a Contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 1995, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 1997, all of which was allocated to the MVA Option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2000 (the Contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2004 is $5,985.23, so that the Contract Fund on that date is equal to $17,985.23.

On February 1, 2000, the interest rates declared by Pruco Life for the durations 4 and 5 years (4 whole years remaining until September 30, 2004, plus 1 year) are 10.8% and 11.4%, respectively.

The following computations would be made:

1. Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2. Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                  DATE           PAYMENT             FREE
                  ----           -------             ----
                 12/1/95          $10,000           $1,000
                 12/1/96                            $2,000
                 10/1/97          $ 5,000           $2,500
                 12/1/97                            $4,000
                 12/1/98                            $5,500
                 12/1/99                            $7,000

     The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3. Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

                 $8,500.00 requested withdrawal amount
               - $7,000.00 charge-free
               -----------
                 $1,500.00 additional amount needed to complete withdrawal

     The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

                     $1,500.00/(1-.03)=
                     $1,500.00 /0.97  = $1,546.39 grossed-up amount

     Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

                         $1,546.39 grossed-up amount
                         x     .03 withdrawal charge rate
                         ---------
                         $   46.39 withdrawal charge

4. The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

               -0.13750 X $5,985.23 =     -822.97 negative MVA
                                       $ 5,985.23 unadjusted value
                                       ----------
                                       $ 5,162.26 adjusted value
                                       $12,000.00 Equity value
                                       ----------
                                       $17,162.26 adjusted Contract Fund

5. The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

              Equity   ($  12,000/$17,162.26) x $8,546.39 = $5,975.71
              7-Yr MVA ($5,162.26/$17,162.26) x $8,546.39 = $2,570.68
                                                            ---------
                                                            $8,546.39

6. The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

                                    o FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

                                    o THE PRUDENTIAL SERIES FUND, INC

                                    o AIM VARIABLE INSURANCE FUNDS, INC.

                                    o JANUS ASPEN SERIES

                                    o MFS VARIABLE INSURANCE TRUST

                                    o OCC ACCUMULATION TRUST

                                    o T. ROWE PRICE EQUITY SERIES, INC.

                                    o T. ROWE PRICE INTERNATIONAL SERIES, INC.

                                    o WARBURG PINCUS TRUST



                                    ===========================================


_______________________________________________________________________________
                                    ===========================================


                                                       ---------------------
                                                       |      BULK RATE     |
                                                       |    U.S. Postage    |
                                                       |        PAID        |
                                                       |  Jersey City, N.J. |
                                                       |    Permit No. 60   |
                                                       ---------------------


A Subsidiary of


[LOGO] PRUDENTIAL


Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102-3777